EXHIBIT 99.1

THIRD QUARTER 2004

Supplemental Operating and Financial Data

All dollar amounts shown in this report are unaudited,
except for the December 31, 2003 Consolidated Balance Sheet.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy securities of Equity Office. Any offers to sell or solicitations to buy securities of Equity Office shall be made only by means of a prospectus approved for that purpose.

Equity Office Properties Trust
Table of Contents
September 30, 2004

Equity Office Properties Trust
Corporate Data
September 30, 2004

Equity Office Properties Trust
September 30, 2004

Equity Office

Equity Office is the country’s largest publicly traded owner and manager of office properties based upon equity market capitalization and square footage. At September 30, 2004, Equity Office had a national office portfolio of 701 office buildings comprising 125.5 million square feet in 18 states and the District of Columbia. Equity Office owned buildings in 27 markets and in 124 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.

Equity Office employs approximately 2,400 employees who provide real estate management, leasing, legal, financial and accounting, acquisition, disposition and marketing expertise throughout the country.

The use of the word “Equity Office” refers to Equity Office Properties Trust and its subsidiaries, including EOP Partnership, except where the context otherwise requires.

Senior Unsecured Debt Ratings

Moody’s:	Baa2
Standard & Poors:	BBB+
Fitch:	BBB+

Office Portfolio Weighted Average Occupancy (a) (b)

Occupied	86.7%
Leased	88.5%

Office Portfolio Concentration (a) (b)

	Based on	Based on Property Net Operating Income from
	Square Footage	Continuing Operations
CBD	41.5%	45.3%
Suburban	58.5%	54.7%

		% of Property Net
	% of	Operating Income
	Office Portfolio	from Continuing
Top 10 Markets (a) (b)	Square Feet	Operations
Boston	10.0%	13.2%
San Francisco	8.7%	10.6%
San Jose	7.0%	10.1%
New York	4.2%	8.2%
Seattle	8.0%	8.0%
Los Angeles	6.9%	7.3%
Chicago	9.3%	6.5%
Washington, D.C.	5.1%	6.1%
Atlanta	6.0%	4.5%
Orange County	4.8%	4.2%

	70.1%	78.6%

(a)	As of September 30, 2004.

(b)	Includes consolidated and unconsolidated office properties.

Quarterly Highlights

Equity Office acquired the following properties:

Property	Location	Acquisition Date	Number of Buildings	Square Feet	Purchase Price (f)
					(in thousands)
Colorado Center (c)	Santa Monica, CA	07/30/2004	6	1,091,090	$221,785
717 Fifth Avenue (d)	New York, NY	09/8/2004	1	323,984	160,500
Olympus Corporate Centre	Roseville, CA	09/22/2004	4	191,494	37,923
Commerce Plaza (e)	Oak Brook, IL	09/23/2004	3	510,757	99,000
Redstone Plaza (e)	Newport Beach, CA	09/23/2004	2	166,562	38,000
5800 & 6000 Meadows	Lake Oswego, OR	09/30/2004	2	198,347	49,000

			18	2,482,234	$606,208

(c)	Equity Office acquired this property with a joint venture partner. Equity Office has a 50% interest in the joint venture and the purchase price of $221.8 million represents our share. The total purchase price was $443.6 million.

(d)	The property consists of office and retail space. Equity Office acquired all of the office space, except for the fourth floor. An unaffiliated party acquired all of the retail space and the fourth floor office space.

(e)	These properties were acquired through a like-kind exchange in which we disposed of the industrial properties disclosed below.

(f)	Represents the gross purchase price and excludes closing costs and adjustments made in accordance with GAAP.

On September 15, 2004, Equity Office and a joint venture partner acquired a vacant land parcel located in Herndon, Virginia for approximately $10.9 million. Equity Office is a 70% partner in the joint venture.

On September 23, 2004, Equity Office disposed of 29 industrial properties, consisting of approximately 2.6 million square feet for approximately $210.3 million. The following table details the portfolio by market:

Market	Number of Buildings	Square Feet
Oakland-East Bay, CA	15	1,418,440
San Jose, CA	13	1,037,691
Los Angeles, CA	1	130,600

	29	2,586,731

Equity Office recognized a non-cash accounting impairment charge of approximately $229.2 million for 46 of its non-core buildings comprising approximately 2.8 million square feet.

Equity Office issued approximately $17.6 million of fixed interest rate EOP InterNotes with coupon rates ranging from 3.7% to 5.15%. Including all offering expenses, the effective rates range from 3.97% to 5.36%. The maturities range from three to six and a half years.

Equity Office obtained a $500 million bridge revolving credit facility that matures in July 2005. The credit facility bears interest at LIBOR plus 65 basis points and has an annual facility fee of 15 basis points.

Subsequent Events

Equity Office issued $800 million of 4.65% fixed rate unsecured notes and $200 million of variable rate unsecured notes at LIBOR plus 60 basis points plus an additional 13 basis points for loan costs. The notes mature in October 2010. The effective rate of the fixed rate notes is 4.81%. The net proceeds were used to repay $125 million outstanding under our bridge facility, which we then cancelled. The remaining portion of the net proceeds was used to repay outstanding balances under our $1 billion line of credit.

Equity Office announced the redemption of its 7.25% Senior Exchangeable Notes which are due November 15, 2008. Equity Office has elected to exercise its right to redeem the Notes on November 22, 2004. In accordance with the terms of the Notes, the November 15, 2004 semi-annual interest payment will be paid to holders of record on November 1, 2004. The total paid on the redemption date will be 100% of the principal amount of $325 million plus interest accrued from and including November 15, 2004 to the redemption date.

Equity Office sold Port of Oakland on October 8, 2004, which consisted of three industrial properties comprising 199,733 square feet in Oakland, California, for approximately $15.1 million.

Equity Office issued approximately $3.8 million of fixed interest rate EOP InterNotes with coupons ranging from 3.8% to 4.0%. The notes mature in October 2008.

Equity Office Properties Trust
September 30, 2004

Board of Trustees			Executive Officers
Samuel Zell	James D. Harper, Jr.	Sheli Z. Rosenberg	Richard D. Kincaid	Stanley M. Stevens
Chairman of the Board	Trustee	Trustee	Chief Executive Officer and	Executive Vice President,
of Trustees			President	Chief Legal Counsel and Secretary

Thomas E. Dobrowski	Richard D. Kincaid	Edwin N. Sidman	Jeffrey L. Johnson	Marsha C. Williams
Trustee	Trustee	Trustee	Executive Vice President and	Executive Vice President and
			Chief Investment Officer	Chief Financial Officer

William M. Goodyear	David K. McKown	Jan H.W.R. van der Vlist
Trustee	Trustee	Trustee	Lawrence J. Krema	Robert J. Winter, Jr.
			Executive Vice President -	Executive Vice President -
			Human Resources and Communications	Development and Portfolio Management

Peyton H. Owen, Jr.
Executive Vice President and
Chief Operating Officer

Equity Research Coverage
Art Havener / David AuBuchon	Kevin Lampo	Tony Paolone / Mike Mueller	Greg Whyte / David Cohen	Jonathan Litt / John Stewart
A.G. Edwards & Sons, Inc.	Edward D. Jones & Company	J.P. Morgan Securities	Morgan Stanley Dean Witter & Co., Inc.	Salomon Smith Barney, Inc.
314.955.3436 / 314.955.5452	314.515.5253	212.622.6682 / 212.622.6689	212.761.6331 / 212.761.8564	212.816.0231 / 212.816.1685

Ross Nussbaum / John Kim	David Loeb / Gustavo Sarago	David Fick	Jim Sullivan / Jamie Feldman	Keith Mills / Sri Nagarajan
Banc of America Securities	Friedman, Billings, Ramsey & Co.	Legg Mason Wood Walker	Prudential Securities	UBS Warburg
212.847.5668 / 212.847.5761	703.469.1289 / 703.649.1042	410.454.5018	212.778.2515 / 212.778.1724	212.713.3098 / 212.719.6244

Ross Smotrich / Jeff Langbaum	Carey Callaghan	David Shulman / David Harris	Paul Puryear / William Crow
Bear, Stearns & Co.	The Goldman Sachs Group	Lehman Brothers, Inc.	Raymond James & Associates, Inc.
212.272.8046 / 212.272.4201	212.902.4351	212.526.3413 / 212.526.1790	727.567.2253 / 727.567.2594

Lou Taylor / John Perry	Jim Sullivan / Michael Knott	Steve Sakwa / Brian Legg	David Copp / Jay Leupp
Deutsche Banc Alex Brown	Green Street Advisors	Merrill Lynch & Company, Inc.	RBC Capital Markets
212.250.4912 / 212.250.5182	949.640.8780	212.449.0335 / 212.449.1153	415.633.8558 / 415.633.8588

Any opinions, estimates, forecasts or predictions regarding Equity Office’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Equity Office or its management. Equity Office does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information
Corporate Headquarters	Trading Symbol	Investor Relations	Contact	Information Requests
Two North Riverside Plaza	EOP	Equity Office Properties Trust	Beth Coronelli	To request an Investor Relations package,
Suite 2100		Two North Riverside Plaza, Suite 2100	Senior Vice President -	annual report, or to be added to our email list,
Chicago, IL 60606	Stock Exchange Listing	Chicago, IL 60606	Investor Relations	please contact:
312.466.3300	New York Stock Exchange	Telephone: 800.692.5304	Telephone: 312.466.3286
			Fax: 312.930.4486	Tina Royse at 312.466.3924
			InvestorRelations@equityoffice.com	tina_royse@equityoffice.com

Toll free within Canada and the United States:
800.692.5304
Tentative Conference Call Dates
4th Qtr 2004	February 3, 2005
1st Qtr 2005	May 3, 2005
2nd Qtr 2005	August 2, 2005
3rd Qtr 2005	November 1, 2005

Equity Office Properties Trust
Financial Highlights
September 30, 2004

Equity Office Properties Trust
Key Data

	As of or for the three months ended
	9/30/04	6/30/04	3/31/04	12/31/03	9/30/03
	(Dollars in thousands, except per share data)
(Loss) Earnings Per Share
Net (loss) income available to common shareholders - basic	($0.32)	$0.25	$0.16	$0.51	$0.28
Net (loss) income available to common shareholders - diluted	($0.32)	$0.25	$0.16	$0.50	$0.28
Market Value of Common Equity
Total Common Shares and Units	450,820,536	450,680,152	452,110,571	449,492,618	448,794,666
Common Share price at the end of the period	$27.25	$27.20	$28.89	$28.65	$27.53

Market value of common equity	$12,284,860	$12,258,500	$13,061,474	$12,877,964	$12,355,317

Common Shares and Units
Common Shares outstanding	403,135,232	402,411,561	403,346,444	400,460,388	399,469,098
Units outstanding	47,685,304	48,268,591	48,764,127	49,032,230	49,325,568

Total Common Shares and Units outstanding	450,820,536	450,680,152	452,110,571	449,492,618	448,794,666

Weighted average Common Shares and Units outstanding - basic	448,766,905	449,245,505	448,652,065	447,378,171	446,750,227
Weighted average Common Shares, Units and dilutive potential common shares - diluted	448,766,905	450,533,841	451,142,921	449,600,540	448,805,388
Common Share Price and Dividends
At the end of the period	$27.25	$27.20	$28.89	$28.65	$27.53
High during period	$28.95	$29.20	$30.39	$29.30	$28.20
Low during period	$25.71	$23.90	$27.81	$26.99	$26.46
Common dividends per share	$0.50	$0.50	$0.50	$0.50	$0.50

Building Square Footage Roll Forward

	Office Properties		Industrial Properties
	Buildings	Square Feet	Buildings	Square Feet
Properties owned as of:
December 31, 2003	684	122,254,925	75	5,750,859
Consolidation of SunAmerica Center	1	780,063	—	—
Dispositions	(1)	(118,172)	—	—
Developments placed in service	1	114,955	—	—
Building remeasurements	—	1,501	—	1,875

March 31, 2004	685	123,033,272	75	5,752,734
Acquisitions	2	328,741	—	—
Dispositions	(4)	(449,593)	(38)	(2,275,550)
Building Remeasurements	—	23,979	—	—

June 30, 2004	683	122,936,399	37	3,477,184
Acquisitions	18	2,482,234	—	—
Dispositions	—	—	(29)	(2,586,731)
Building Remeasurements	—	32,818	—	—

September 30, 2004	701	125,451,451	8	890,453

	As of or for the three months ended
	9/30/04	6/30/04	3/31/04	12/31/03	9/30/03
	(Dollars in thousands, except per share data)
Selected Operating Data - Continuing Operations
Total revenues	$790,718	$790,473	$785,480	$815,573	$778,060
Deferred rental revenue	16,421	22,886	21,485	22,053	19,699
Lease termination fees (a)	10,350	8,390	22,767	26,967	15,846
Capitalized interest	767	1,633	2,030	3,072	2,218
Scheduled principal payments for consolidated debt	10,025	12,908	12,073	10,988	10,710
Portfolio Statistics (including unconsolidated joint ventures)
Office buildings	701	683	685	684	709
Total office square footage	125,451,451	122,936,399	123,033,272	122,254,925	124,931,844
Office occupancy at end of quarter	86.7%	86.3%	86.1%	86.3%	86.3%
Industrial properties	8	37	75	75	75
Total industrial square footage	890,453	3,477,184	5,752,734	5,750,859	5,750,859
Industrial occupancy at end of quarter	85.8%	88.1%	85.7%	86.6%	85.1%
Corporate and property operating general and administrative expense
Corporate general and administrative expense	$13,190	$13,709	$11,309	$17,807	$13,515
Property operating general and administrative expense	21,358	23,839	25,260	23,731	23,775

Total corporate and property operating general and administrative expense	$34,548	$37,548	$36,569	$41,538	$37,290

Corporate general and administrative expense as a percentage of total revenues	1.7%	1.7%	1.4%	2.2%	1.7%
Property operating general and administrative expense as a percentage of total revenues	2.7%	3.0%	3.2%	2.9%	3.1%

(a)	These amounts include Equity Office’s share of lease termination fees from unconsolidated joint ventures and exclude discontinued operations.

Equity Office (Investors/Analysts):	Equity Office (Media):
Beth Coronelli	Terry Holt
312.466.3286	312.466.3102

For Immediate Release

Equity Office Announces Third Quarter 2004 Results

CHICAGO (November 1, 2004) — Equity Office Properties Trust (NYSE: EOP) reported results today for the third quarter ended September 30, 2004. Net income available to common shareholders, after a non-cash impairment charge of approximately $229.2 million or $0.51 of diluted earnings per share (EPS), totaled a net loss of $129.0 million, which equates to a net loss of $0.32 per diluted share. Comparatively, net income available to common shareholders in the third quarter of 2003 totaled $110.2 million with diluted EPS of $0.28.

Net income available to common shareholders for the first nine months of 2004 totaled $36.9 million, after the impairment charge, with diluted EPS of $0.09. This compares to net income available to common shareholders for the same period in 2003 of $401.8 million with diluted EPS of $1.00.

Funds from operations (FFO) available to common shareholders for the third quarter 2004, after the impairment charge of $229.2 million or $0.51 per diluted share of FFO, totaled $49.4 million, or $0.11 per diluted common share, as compared to FFO for the same period in 2003 of $316.0 million, or $0.69 per diluted common share.

FFO for the first nine months of 2004, after the impairment charge, totaled $652.9 million, or $1.45 per share on a diluted basis, compared to $969.0 million, or $2.10 per share on a diluted basis for the same period in 2003. The attachment to this press release reconciles FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

In addition to the impairment charge, the reported EPS and FFO declines between comparable quarters, and between nine-month periods, were primarily the result of lower rents on new and renewal leases, an increase in real estate taxes, and the cumulative impact of reduced revenue from asset sales since the beginning of 2003. Also, for the three- and nine-month 2004 results, EPS was impacted by gains/losses on the sale of real estate compared to the same periods last year and the nine-month EPS includes a cumulative effect of an accounting change.

Same-store property net operating income (defined as property operating revenues, including straight-line rents, less property operating expenses) for the third quarter 2004 decreased 6.4%, as compared to the third quarter of 2003. Occupancy on this same-store portfolio, consisting of 643 office and industrial properties acquired on or prior to June 30, 2003, increased from 86.5% at the beginning of this period to 86.6% at September 30, 2004. Year-to-date, the same-store property net operating income decreased

4.9% as compared to the same period in 2003. The primary cause for the decrease in same-store results is a decline in rents and lease termination fees.

“We continue to see signs of a slow, but steady, office market recovery,” commented Richard D. Kincaid, Equity Office’s president and chief executive officer. “We are encouraged by our quarterly occupancy gains and the national trend of positive net absorption. That said, it will take time for the recovery to translate into better leasing economics at the local level, and improved financial results for Equity Office. Meanwhile, we will focus on executing our strategy of increasing customer retention, maintaining leasing momentum, and limiting lease capital costs. We also plan to take advantage of attractive disposition opportunities to further refine our portfolio.”

Leasing and Occupancy Results

EOP’s office portfolio occupancy at September 30, 2004, increased to 86.7%, compared to occupancy of 86.3% at both the end of the second quarter 2004 and at the end of the third quarter 2003.

Lease termination fees from continuing operations, including those recognized as income from unconsolidated joint ventures, totaled $10.4 million for the third quarter 2004 compared to $8.4 million for second quarter 2004, and $15.8 million for third quarter 2003.

Office leases that commenced during the third quarter 2004 totaled approximately 5.0 million square feet, as compared to 6.0 million square feet in the third quarter of 2003. In the first nine months of 2004, 16.7 million square feet of office leases commenced, compared to 16.6 million square feet in the first nine months of 2003. The weighted average annual gross rental rate, including straight-line rents and estimated expense reimbursements, was $24.28 on new and renewal leases for the third quarter 2004. This represents a 12.6% decline from the weighted average gross rental rate on expiring and terminated leases during the quarter. Compared to expiring leases only, gross rental rates on new and renewal leases declined 12.2%.

Tenant improvement and leasing commission (TI/LC) costs for the office leases that commenced during the third quarter 2004 totaled $22.66 per square foot on a weighted average basis. This compares to weighted average TI/LC costs of $16.52 per square foot in the second quarter 2004, and $22.85 per square foot in the third quarter of 2003. TI/LC costs for the office leases that commenced during the first nine months of 2004 totaled $18.56 per square foot on a weighted average basis, compared to $18.07 per square foot for the same period in 2003. For the full year 2004, Equity Office continues to anticipate weighted average TI/LC costs in the $18.00 to $20.00 per square foot range.

Investment Activity

During the third quarter 2004, EOP acquired 18 buildings for $606.2 million totaling 2.5 million square feet in six properties. These transactions include the acquisition of 717 Fifth Avenue office tower in New York, NY (excluding retail and the fourth floor); Olympus Corporate Centre in Roseville, CA; Commerce Plaza in Oak Brook, IL and Redstone Plaza in Newport Beach, CA in a like-kind exchange transaction; 5800 & 6000 Meadows in Lake Oswego, OR; a 50% interest in Colorado Center, in Santa Monica, CA; and acquired a vacant land parcel with a joint venture partner in Herndon, VA for $10.9 million.

Also in the third quarter, Equity Office disposed of a total of $210.3 million of assets which included 29 industrial properties comprising 2.6 million square feet. The company also sold its approximate 3% ownership interest in the Four Oaks office property located in Houston, TX, for $7.1 million. Subsequent to the quarter-end, the company sold three industrial properties in Oakland, CA.

Financing and Accounting Activity

In September, EOP announced that it reduced its intended holding period for a collection of assets identified as non-core. This repositioning triggered a non-cash accounting impairment charge of approximately $229.2 million for 46 non-core buildings, or 2.8 million square feet.

In early October, EOP issued $1 billion of six-year senior unsecured notes. The issuance included $800 million of 4.65% fixed-rate senior unsecured notes, with an all-in effective rate of 4.81%. An additional $200 million of senior unsecured floating-rate notes were issued at a rate of three-month LIBOR plus 60 basis points, at an all-in effective rate of LIBOR plus 73 basis points.

Subsequent to quarter-end, the company announced that EOP Operating Limited Partnership called for the redemption of all of its 7.25% Senior Exchangable Notes, which are due November 15, 2008. EOP has elected its right to redeem the Notes on November 22, 2004.

EPS and FFO Guidance

Equity Office reconfirms its 2004 and 2005 EPS and FFO guidance, previously reported in the company’s September 29, 2004, disclosure. The 2004 EPS guidance factors in current quarter dispositions.

Guidance for 2004

Diluted EPS*	$0.28 to $0.38
Plus: Real Estate Depreciation and Amortization	$1.72
Plus: Impact of cumulative effect of change in accounting principle	$0.07
Less: Gain on sale of real estate*	($0.02)

Diluted FFO per share	$2.05 to $2.15

*	Gain on sale of real estate reflects transactions completed as of September 30, 2004.

Guidance for 2005

Diluted EPS	$0.65 to $0.75
Plus: Real Estate Depreciation and Amortization	$1.86
Less: Adjustment related to assumed conversion of Series B preferred shares	($0.01)

Diluted FFO per share	$2.50 to $2.60

The primary assumptions used for the 2005 FFO and EPS guidance ranges include:

Year-End Office Portfolio Occupancy	88.5% to 90.0%
Lease Termination Fees	$40 to $50 million
Property Operating Margins	62.0% to 62.5%
Straight-line Rents	$50 to $60 million
Corporate G&A Expense	$50 to $55 million
Same-Store Net Operating Income Change	-1.5% to 0%
Estimated Tenant Improvements/Leasing Commissions (office)	$18 to $20 per square foot

The guidance ranges do not include the effects of future gains or losses from property acquisitions or dispositions. The guidance ranges also do not include the effects of any future impairments that could arise as a result of either asset sales or market conditions, or by changes in holding periods. By definition, FFO does not include gains or losses on the sale of properties, but does include impairment charges.

Conference Call Details

Management will discuss its 2004 third quarter results on EOP’s earnings conference call scheduled for Tuesday, November 2, 2004, at 1:00 PM CST. The conference call telephone number is 888-283-0069. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of North America should dial 210-795-9226. A replay of the call will be available until November 9, 2004, by calling 866-388-5331. No pass code is necessary. For callers outside of North America, the replay telephone number is 203-369-0411.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.fulldisclosure.com.

In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at www.equityoffice.com, in the Investor Relations section, and as part of a Form 8-K furnished to the SEC. Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.

Forward — Looking Statements

Certain matters discussed in this release are forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain and increase occupancy; our ability to timely lease or re-lease space at anticipated net effective rents, calculated after giving effect to any required tenant improvement and leasing costs as well as rent concessions; the extent, duration and strength of any economic recovery; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms; the effect of any impairment charges associated with asset dispositions or market conditions; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2003 Form 10-K and Form 8-K filed with the SEC on March 22, 2004. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a portfolio of 701 buildings comprising 125.5 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 27 Metropolitan Statistical Areas (MSAs) and in 124 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com.

Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$634,008	$621,467	$1,895,218	$1,868,783
Tenant reimbursements	108,747	104,841	319,018	312,597
Parking	29,316	27,866	87,451	82,393
Other	15,427	21,917	54,855	55,529
Fee income	3,220	1,969	10,129	10,431

Total revenues	790,718	778,060	2,366,671	2,329,733

Expenses:
Depreciation	170,725	157,388	507,736	464,406
Amortization	19,137	15,488	55,232	44,410
Real estate taxes	94,275	83,670	277,923	260,898
Insurance	8,853	7,651	27,417	19,654
Repairs and maintenance	87,255	78,717	249,773	235,036
Property operating	111,482	107,909	319,247	305,279
Ground rent	5,531	5,534	15,927	15,000
Corporate general and administrative	13,190	13,515	38,208	44,672
Impairment	229,170	—	229,170	—

Total expenses	739,618	469,872	1,720,633	1,389,355

Operating income	51,100	308,188	646,038	940,378

Other income (expense):
Interest and dividend income	1,811	3,380	5,540	10,273
Realized gain on settlement of derivatives and sale of marketable securities	4,737	307	28,753	8,450
Interest:
Expense incurred	(207,710)	(206,253)	(622,025)	(617,864)
Amortization of deferred financing costs and prepayment expenses	(2,751)	(1,652)	(7,099)	(5,435)

Total other income (expense)	(203,913)	(204,218)	(594,831)	(604,576)

(Loss) income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	(152,813)	103,970	51,207	335,802
Income taxes	(1,135)	289	(2,227)	(2,281)
Minority Interests:
EOP Partnership	15,628	(13,640)	(4,431)	(49,481)
Partially owned properties	(2,219)	(1,816)	(7,126)	(6,163)
Income from investments in unconsolidated joint ventures	15,145	21,208	45,602	62,918
Gain on sale of real estate	216	—	216	—

(Loss) income from continuing operations	(125,178)	110,011	83,241	340,795
Discontinued operations (including net gain (loss) on sales of real estate of $3,016, ($6,326), $7,138, and $45,399, respectively)	4,899	10,672	17,724	102,322

(Loss) income before cumulative effect of a change in accounting principle	(120,279)	120,683	100,965	443,117
Cumulative effect of a change in accounting principle	—	—	(33,697)	—

Net (loss) income	(120,279)	120,683	67,268	443,117
Preferred distributions	(8,701)	(10,508)	(30,393)	(41,364)

Net (loss) income available to common shareholders	($128,980)	$110,175	$36,875	$401,753

(Loss) earnings per share — basic:
(Loss) income from continuing operations per share	($0.33)	$0.25	$0.13	$0.77

Net (loss) income available to common shareholders per share	($0.32)	$0.28	$0.09	$1.00

Weighted average Common Shares outstanding	400,956,118	397,401,024	400,534,299	402,013,359

(Loss) earnings per share — diluted:
(Loss) income from continuing operations per share	($0.33)	$0.25	$0.13	$0.77

Net (loss) income available to common shareholders per share	($0.32)	$0.28	$0.09	$1.00

Weighted average Common Shares outstanding and dilutive potential common shares	448,766,905	448,805,388	450,801,177	453,451,913

Distributions declared per Common Share outstanding	$0.50	$0.50	$1.50	$1.50

Equity Office Properties Trust
Consolidated Balance Sheets

	September 30, 2004
	(Unaudited)	December 31, 2003
	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$24,961,031	$23,985,839
Developments in process	68,352	75,232
Land available for development	256,560	251,151
Accumulated depreciation	(3,063,673)	(2,578,082)

Investments in real estate, net of accumulated depreciation	22,222,270	21,734,140
Cash and cash equivalents	122,760	69,398
Tenant and other receivables (net of allowance for doubtful accounts of $9,983 and $6,490, respectively)	67,077	79,880
Deferred rent receivable	462,810	379,329
Escrow deposits and restricted cash	75,543	75,186
Investments in unconsolidated joint ventures	1,178,965	1,127,232
Deferred financing costs (net of accumulated amortization of $61,335 and $48,176, respectively)	63,463	64,337
Deferred leasing costs and other related intangibles (net of accumulated amortization of $201,531 and $157,445, respectively)	412,352	314,568
Prepaid expenses and other assets (net of discounts of $2,382 and $66,200, respectively)	171,252	344,940

Total Assets	$24,776,492	$24,189,010

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (including a net (discount) of $(13,820) and $(13,663), respectively)	$2,619,387	$2,315,889
Unsecured notes (including a net (discount) premium of $(34,661) and $12,412, respectively)	8,968,751	8,828,912
Lines of credit	1,086,400	334,000
Accounts payable and accrued expenses	458,926	573,069
Distribution payable	230,828	3,899
Other liabilities (including a net (discount) of $(29,271) and $0, respectively)	455,226	398,273
Commitments and contingencies	—	—

Total Liabilities	13,819,518	12,454,042

Minority Interests:
EOP Partnership	1,085,397	1,191,741
Partially owned properties	183,548	183,863

Total Minority Interests	1,268,945	1,375,604

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 4,562,900 issued and outstanding	—	114,073
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 403,135,232 and 400,460,388 issued and outstanding, respectively	4,031	4,005
Other Shareholders’ Equity:
Additional paid in capital	10,459,339	10,396,864
Deferred compensation	(3,247)	(5,889)
Dividends in excess of accumulated earnings	(1,219,402)	(652,036)
Accumulated other comprehensive loss (net of accumulated amortization of $3,430 and $(73), respectively)	(64,692)	(9,653)

Total Shareholders’ Equity	9,388,529	10,059,864

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$24,776,492	$24,189,010

Equity Office Properties Trust
Segment Information
September 30, 2004

     Our primary business is the ownership and operation of Office Properties. We account for each Office Property as an individual operating segment and have aggregated the related operating accounts into a single operating segment for financial reporting purposes due to the fact that the individual operating segments have similar economic characteristics. The net property operating income from continuing operations generated at the “Corporate and Other” segment consist primarily of the Industrial Properties. The “Other revenues” generated at the “Corporate and Other” segment consist primarily of fee income from the management of office properties owned by third parties, interest and dividend income from various investments and realized gains on settlement of derivatives and sale of marketable securities.

	For the three months ended			For the three months ended
	September 30, 2004			September 30, 2003
	Office Properties	Corporate and Other	Consolidated	Office Properties	Corporate and Other	Consolidated
	(Dollars in thousands)			(Dollars in thousands)
Property operating revenues (1)	$786,500	$998	$787,498	$774,902	$1,189	$776,091
Property operating expenses (2)	(301,554)	(311)	(301,865)	(277,679)	(268)	(277,947)

Property net operating income from continuing operations	484,946	687	485,633	497,223	921	498,144

Adjustments to arrive at net income:
Other revenues	1,315	8,453	9,768	2,086	3,570	5,656
Interest expense (3)	(53,106)	(157,355)	(210,461)	(44,265)	(163,640)	(207,905)
Depreciation and amortization	(185,584)	(4,278)	(189,862)	(169,555)	(3,321)	(172,876)
Ground rent	(5,531)	—	(5,531)	(5,534)	—	(5,534)
General and administrative	—	(13,190)	(13,190)	—	(13,515)	(13,515)
Impairment	(228,272)	(898)	(229,170)	—	—	—

Total	(471,178)	(167,268)	(638,446)	(217,268)	(176,906)	(394,174)

(Loss) income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	13,768	(166,581)	(152,813)	279,955	(175,985)	103,970
Income taxes	(12)	(1,123)	(1,135)	(585)	874	289
Minority interests	(2,219)	15,628	13,409	(1,821)	(13,635)	(15,456)
Income from investments in unconsolidated joint ventures	14,847	298	15,145	19,550	1,658	21,208
Gain on sale of real estate	—	216	216	—	—	—

(Loss) income from continuing operations	26,384	(151,562)	(125,178)	297,099	(187,088)	110,011
Discontinued operations (including net gain (loss) on sales of real estate of $3,016 and ($6,326), respectively)	(908)	5,807	4,899	1,731	8,941	10,672

Net (loss) income	$25,476	$(145,755)	$(120,279)	$298,830	$(178,147)	$120,683

Property net operating income:
Continuing operations	$484,946	$687	$485,633	$497,223	$921	$498,144
Discontinued operations	(599)	3,713	3,114	15,445	8,121	23,566

Total property net operating income	$484,347	$4,400	$488,747	$512,668	$9,042	$521,710

Property operating margin from continuing and discontinued operations (4)			61.7%			64.6%

Property operating margin from continuing operations (4)			61.7%			64.2%

Total assets	$24,304,190	$472,302	$24,776,492

(1)	Included in property operating revenues are rental revenues, tenant reimbursements, parking income and other income.

(2)	Included in property operating expenses are real estate taxes, insurance, repairs and maintenance and property operating expenses.

(3)	Interest expense for the Office Properties represents interest expense on property secured mortgage debt and does not include interest expense on the unsecured notes or the line of credit.

(4)	Property operating margin is calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Segment Information
September 30, 2004

     Our primary business is the ownership and operation of Office Properties. We account for each Office Property as an individual operating segment and have aggregated the related operating accounts into a single operating segment for financial reporting purposes due to the fact that the individual operating segments have similar economic characteristics. The net property operating income from continuing operations generated at the “Corporate and Other” segment consist primarily of the Industrial Properties. The “Other revenues” generated at the “Corporate and Other” segment consist primarily of fee income from the management of office properties owned by third parties, interest and dividend income from various investments and realized gains on settlement of derivatives and sale of marketable securities.

	For the nine months ended			For the nine months ended
	September 30, 2004			September 30, 2003
	Office Properties	Corporate and Other	Consolidated	Office Properties	Corporate and Other	Consolidated
	(Dollars in thousands)			(Dollars in thousands)
Property operating revenues (1)	$2,353,643	$2,899	$2,356,542	$2,316,106	$3,196	$2,319,302
Property operating expenses (2)	(873,344)	(1,016)	(874,360)	(819,891)	(976)	(820,867)

Property net operating income from continuing operations	1,480,299	1,883	1,482,182	1,496,215	2,220	1,498,435

Adjustments to arrive at net income:
Other revenues	3,667	40,755	44,422	3,219	25,935	29,154
Interest expense (3)	(161,254)	(467,870)	(629,124)	(133,800)	(489,499)	(623,299)
Depreciation and amortization	(549,002)	(13,966)	(562,968)	(498,848)	(9,968)	(508,816)
Ground rent	(15,927)	—	(15,927)	(15,000)	—	(15,000)
General and administrative	—	(38,208)	(38,208)	—	(44,672)	(44,672)
Impairment	(228,272)	(898)	(229,170)	—	—	—

Total	(950,788)	(480,187)	(1,430,975)	(644,429)	(518,204)	(1,162,633)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	529,511	(478,304)	51,207	851,786	(515,984)	335,802
Income taxes	(429)	(1,798)	(2,227)	(969)	(1,312)	(2,281)
Minority interests	(7,126)	(4,431)	(11,557)	(6,168)	(49,476)	(55,644)
Income from investments in unconsolidated joint ventures	43,145	2,457	45,602	60,041	2,877	62,918
Gain on sale of real estate	—	216	216	—	—	—

Income from continuing operations	565,101	(481,860)	83,241	904,690	(563,895)	340,795
Discontinued operations (including net gain on sales of real estate of $7,138 and $45,339, respectively)	9,898	7,826	17,724	81,010	21,312	102,322

Income before cumulative effect of a change in accounting principle	574,999	(474,034)	100,965	985,700	(542,583)	443,117
Cumulative effect of a change in accounting principle	(33,697)	—	(33,697)	—	—	—

Net income	$541,302	($474,034)	$67,268	$985,700	($542,583)	$443,117

Property net operating income:
Continuing operations	$1,480,299	$1,883	$1,482,182	$1,496,215	$2,220	$1,498,435
Discontinued operations	(372)	18,689	18,317	52,902	25,888	78,790

Total property net operating income	$1,479,927	$20,572	$1,500,499	$1,549,117	$28,108	$1,577,225

Property operating margin from continuing and discontinued operations (4)			63.0%			64.9%

Property operating margin from continuing operations (4)			62.9%			64.6%

Total assets	$24,304,190	$472,302	$24,776,492

(1)	Included in property operating revenues are rental revenues, tenant reimbursements, parking income and other income.

(2)	Included in property operating expenses are real estate taxes, insurance, repairs and maintenance and property operating expenses.

(3)	Interest expense for the Office Properties represents interest expense on property secured mortgage debt and does not include interest expense on the unsecured notes or the line of credit.

(4)	Property operating margin is calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Reconciliation of Net (Loss) Income to Funds From Operations (“FFO”)

	For the three months ended September 30,				For the nine months ended September 30,
	2004		2003		2004		2003
		Per Weighted		Per Weighted		Per Weighted		Per Weighted
	Dollars	Average Share (b)	Dollars	Average Share(b)	Dollars	Average Share(b)	Dollars	Average Share (b)
	(Dollars in thousands, except per share amounts)
Reconciliation of net (loss) income to FFO (a):
Net (loss) income	($120,279)	($0.30)	$120,683	$0.30	$67,268	$0.17	$443,117	$1.10
Real estate related depreciation and amortization and net gain (loss) on sales of real estate, including our share of unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	194,048	0.48	188,277	0.47	577,940	1.44	505,927	1.26
Cumulative effect of a change in accounting principle	—	—	—	—	33,697	0.08	—	—
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain (loss) on sales of real estate and cumulative effect of a change in accounting principle	(20,583)	(0.05)	(20,718)	(0.05)	(65,619)	(0.16)	(55,478)	(0.14)

FFO	53,186	0.13	288,242	0.73	613,286	1.53	893,566	2.22
Preferred distributions	(8,701)	(0.02)	(10,508)	(0.03)	(30,393)	(0.08)	(41,364)	(0.10)

FFO available to common shareholders - basic	$44,485	$0.11	$277,734	$0.70	$582,893	$1.46	$852,202	$2.12

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:	Net Income	FFO	Net Income	FFO	Net Income	FFO	Net Income	FFO

Net (loss) income and FFO	($120,279)	$53,186	$120,683	$288,242	$67,268	$613,286	$443,117	$893,566
Preferred distributions	(8,701)	(8,701)	(10,508)	(10,508)	(30,393)	(30,393)	(41,364)	(41,364)

Net (loss) income and FFO available to common shareholders	(128,980)	44,485	110,175	277,734	36,875	582,893	401,753	852,202
Net (loss) income allocated to minority interests in EOP Partnership	(15,628)	(15,628)	13,640	13,640	4,431	4,431	49,481	49,481
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain (loss) on sales of real estate and cumulative effect of a change in accounting principle	—	20,583	—	20,718	—	65,619	—	55,478
Preferred distributions on Series B preferred shares, of which is assumed to be converted into Common Shares (c)	—	—	—	3,931	—	—	—	11,793

Net (loss) income and FFO available to common shareholders plus assumed conversions	($144,608)	$49,440	$123,815	$316,023	$41,306	$652,943	$451,234	$968,954

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	448,766,905	450,420,567	448,805,388	457,194,742	450,801,177	450,801,177	453,451,913	461,841,267

Net (loss) income and FFO available to common shareholders plus assumed conversions per share	($0.32)	$0.11	$0.28	$0.69	$0.09	$1.45	$1.00	$2.10

		Common Shares and common share equlvalents
Weighted average Common Shares outstanding (used for both net (loss) income and FFO basic per share calculation)		400,956,118		397,401,024		400,534,299		402,013,359
Redemption of Units for Common Shares		47,810,787		49,349,203		48,365,813		49,718,115
Impact of share options and restricted shares which are dilutive to both net (loss) income and FFO		—		2,055,161		1,901,065		1,720,439

Weighted average Common Shares and dilutive potential common shares used for net (loss) income available to common shareholders		448,766,905		448,805,388		450,801,177		453,451,913
Impact of conversion of Series B preferred shares (c)		—		8,389,354		—		8,389,354
Impact of share options and restricted shares which are dilutive to FFO but not dilutive to net (loss) income		1,653,662		—		—		—

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions		450,420,567		457,194,742		450,801,177		461,841,267

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net (loss) income, to which it is reconciled. See definition below.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

(c)	The Series B preferred shares are not dilutive to EPS for each period presented and are not dilutive to FFO per share for the three months ended and nine months ended September 30, 2004. However, the Series B preferred shares are dilutive to FFO per share for the three months ended and nine months ended September 30, 2003.

FFO Definition:

FFO is defined as net (loss) income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net (loss) income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net (loss) income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Consolidated Statements of Cash Flows

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
	(Dollars in thousands, unaudited)
Operating Activities:
Net (loss) income	$(120,279)	$120,683	$67,268	$443,117
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Expense (revenue) recognized related to acquired lease obligations, net	506	105	1,263	105
Amortization of discounts included in interest and dividend income	(81)	(89)	(259)	(268)
Depreciation and amortization (including discontinued operations)	193,844	180,962	576,901	535,459
Ineffective portion of swap settlement payment included in interest expense	—	—	212	—
Amortization of (premiums) discounts on unsecured notes and settled interest rate protection agreements included in interest expense	(140)	(4,600)	(3,576)	(14,898)
Compensation expense related to restricted shares and stock options issued to employees	3,840	3,404	14,085	12,840
Income from investments in unconsolidated joint ventures	(15,145)	(21,208)	(45,602)	(62,918)
Net distributions from unconsolidated joint ventures	24,689	22,942	53,695	62,567
Net (gain) loss on sales of real estate (including discontinued operations)	(3,232)	6,326	(7,354)	(45,399)
Gain on sale of investment in CT Convertible Trust I preferred shares	(2,302)	—	(2,302)	—
Impairment	229,170	—	229,170	—
Cumulative effect of a change in accounting principle	—	—	33,697	—
Provision for doubtful accounts	2,608	(356)	3,347	11,082
(Loss) income allocated to minority interests	(13,409)	15,461	11,777	55,669
Changes in assets and liabilities:
Decrease (increase) in rents receivables	5,634	836	16,714	(7,503)
(Increase) in deferred rent receivables	(18,514)	(26,243)	(69,420)	(55,855)
Decrease in prepaid expenses and other assets	21,655	34,629	71,568	42,310
(Decrease) in accounts payable and accrued expenses	(9,480)	(33,294)	(67,395)	(40,064)
Increase (decrease) in other liabilities	1,042	9,869	(18,972)	(6,339)

Net cash provided by operating activities	300,406	309,427	864,817	929,905

Investing Activities:
Property acquisitions	(219,110)	(87,411)	(338,591)	(87,411)
Property dispositions	(1,578)	133,382	231,891	398,979
Capital and tenant improvements	(91,969)	(127,160)	(335,322)	(302,080)
Lease commissions and other costs	(33,127)	(36,020)	(94,002)	(110,069)
Sale of investment in CT Convertible Trust I preferred shares	32,089	—	32,089	—
Decrease (increase) in escrow deposits and restricted cash	36,212	(10,123)	83,423	4,709
(Investments in) distributions from unconsolidated joint ventures	(220,833)	57,981	(220,833)	25,963
Investments in notes receivable	—	—	—	(96)
Repayments of notes receivable	—	—	—	1,395

Net cash (used for) investing activities	(498,316)	(69,351)	(641,345)	(68,610)

Financing Activities:
Principal payments on mortgage debt	(219,132)	(121,876)	(428,371)	(142,821)
Proceeds from unsecured notes	17,386	—	1,057,661	494,810
Repayment of unsecured notes	(30,000)	—	(880,000)	(300,000)
Proceeds from lines of credit	2,061,500	1,861,200	4,947,500	3,577,600
Repayment of lines of credit	(1,351,400)	(1,723,100)	(4,195,100)	(3,362,300)
Payments of loan costs	—	—	(1,506)	(8,548)
Settlement of interest rate swap agreements	—	—	(69,130)	768
Distributions to minority interests in partially owned properties	(2,180)	(2,265)	(17,671)	(7,948)
Payment of offering costs	(13)	(31)	(55)	(194)
Proceeds from exercise of stock options	4,307	13,022	44,110	20,649
Distributions to common shareholders and unitholders	(224,035)	(224,377)	(449,279)	(453,060)
Distributions from unconsolidated joint ventures related to a debt refinancing	—	29,512	—	29,512
Repurchase of Common Shares	(360)	(10,042)	(36,943)	(363,486)
Redemption of Units	(668)	(3,421)	(2,534)	(5,630)
Repurchase of preferred shares	—	—	(114,073)	(250,000)
Payment of preferred distributions	(8,048)	(10,508)	(24,719)	(43,333)

Net cash provided by (used for) financing activities	247,357	(191,886)	(170,110)	(813,981)

Net increase in cash and cash equivalents	49,447	48,190	53,362	47,314
Cash and cash equivalents at the beginning of the period	73,313	57,595	69,398	58,471

Cash and cash equivalents at the end of the period	$122,760	$105,785	$122,760	$105,785

Supplemental Information:
Interest paid during the period, including a reduction of interest expense for capitalized interest of $767 and $2,218, $4,429 and $7,017, respectively	$261,512	$254,687	$676,483	$675,424

Non-Cash Investing and Financing Activities:
Investing Activities:
Escrow deposits used for property acquisitions	$35,891	$—	$35,891	$—

Escrow deposits related to property dispositions	$(71,893)	$—	$(102,509)	$(19,339)

Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in the nine months ended September 30, 2004)	$—	$—	$(5,830)	$(16,279)

Mortgage loan assumed upon acquisition of property	$—	$—	$82,970	$—

Mortgage loan assumed upon consolidation of property	$—	$59,166	$—	$59,166

Units issued in connection with property acquisition	$—	$—	$50	$—

Changes in accounts due to a like-kind exchange:
Increase in investment in real estate due to property acquisition	$130,203	$—	$130,203	$—

Decrease in investment in real estate due to property disposition	$(130,865)	$—	$(130,865)	$—

Decrease in accumulated depreciation	$9,137	$—	$9,137	$—

Decrease in other assets and liabilities	$(1,770)	$—	$(1,770)	$—

Changes in accounts due to consolidation of existing interest in a property as a result of acquiring the remaining economic interest:
Decrease in investment in unconsolidated joint ventures	$—	$—	$(157,659)	$—

Increase in investment in real estate	$—	$—	$612,411	$—

Increase in accumulated depreciation	$—	$—	$(44,440)	$—

Increase in mortgage debt	$—	$—	$(451,285)	$—

Increase in other assets and liabilities	$—	$—	$40,973	$—

Financing Activities:
Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in the nine months ended September 30, 2004)	$—	$—	$5,830	$16,279

Mortgage loan assumed upon consolidation of property	$—	$(59,166)	$—	$(59,166)

Equity Office Properties Trust
Statements of Discontinued Operations

     In accordance with FAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, effective for financial statements issued for fiscal years beginning after December 15, 2001, the net income / (loss) and net gain / (loss) on sales of real estate for properties sold subsequent to December 31, 2001 are reflected in the consolidated statements of operations as Discontinued Operations for all periods presented. The properties that were partially sold during the 4th quarter 2003 are not required to be reflected as discontinued operations in accordance with FAS 144.

	For the three months		For the nine months ended
	ended September 30,		September 30,
	2004	2003	2004	2003
		(Dollars in thousands)
Total revenues	$4,702	$31,205	$25,787	$109,702

Expenses:
Depreciation and amortization	1,231	6,434	6,836	21,434
Property operating	1,588	7,639	7,470	30,912
Ground rent	—	—	—	18

Total expenses	2,819	14,073	14,306	52,364

Operating income	1,883	17,132	11,481	57,338

Other income (expense):
Interest and dividend income	—	41	2	109
Interest expense and amortization of deferred financing costs and prepayment expenses	—	(157)	(672)	(483)

Total other income (expense)	—	(116)	(670)	(374)

Income before income taxes and net gain (loss) on sales of real estate	1,883	17,016	10,811	56,964
Income taxes	—	(13)	(5)	(16)
Income allocated to minority interests - partially owned properties	—	(5)	(220)	(25)
Net gain (loss) on sales of real estate	3,016	(6,326)	7,138	45,399

Net income	$4,899	$10,672	$17,724	$102,322

Property net operating income from discontinued operations	$3,114	$23,566	$18,317	$78,790

     For segment reporting purposes, the office properties, apartment properties and the land parcels that were sold are included in the “Office Properties” segment and the industrial properties that were sold are included in the “Corporate and Other” segment.

Equity Office Properties Trust
(Loss) Earnings Per Share

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Numerator:
(Loss) income from continuing operations	($125,178)	$110,011	$83,241	$340,795
Preferred distributions	(8,701)	(10,508)	(30,393)	(41,364)

(Loss) income from continuing operations available to common shareholders	(133,879)	99,503	52,848	299,431
Discontinued operations (including net gain (loss) on sales of real estate of $3,016, ($6,326), $7,138, and $45,399, respectively)	4,899	10,672	17,724	102,322
Cumulative effect of a change in accounting principle	—	—	(33,697)	—

Numerator for basic (loss) earnings per share - net (loss) income available to common shareholders	(128,980)	110,175	36,875	401,753
Net (loss) income available to common shareholders allocated to minority interests in EOP Partnership	(15,628)	13,640	4,431	49,481

Numerator for diluted (loss) earnings per share — net (loss) income available to common shareholders	($144,608)	$123,815	$41,306	$451,234

Denominator:
Denominator for basic (loss) earnings per share — weighted average Common Shares outstanding	400,956,118	397,401,024	400,534,299	402,013,359

Effect of dilutive potential common shares:
Units	47,810,787	49,349,203	48,365,813	49,718,115
Share options and restricted shares	—	2,055,161	1,901,065	1,720,439

Dilutive potential common shares	47,810,787	51,404,364	50,266,878	51,438,554

Denominator for diluted (loss) earnings per share — weighted average Common Shares outstanding and dilutive potential common shares	448,766,905	448,805,388	450,801,177	453,451,913

(Loss) earnings per share — basic:
(Loss) income from continuing operations available to common shareholders, net of minority interests	($0.33)	$0.25	$0.13	$0.77
Discontinued operations, net of minority interests	0.01	0.02	0.04	0.23
Cumulative effect of a change in accounting principle, net of minority interests	—	—	(0.08)	—

Net (loss) income available to common shareholders, net of minority interests (a)	($0.32)	$0.28	$0.09	$1.00

(Loss) earnings per share — diluted:
(Loss) income from continuing operations available to common shareholders	($0.33)	$0.25	$0.13	$0.77
Discontinued operations	0.01	0.02	0.04	0.23
Cumulative effect of a change in accounting principle	—	—	(0.07)	—

Net (loss) income available to common shareholders (a)	($0.32)	$0.28	$0.09	$1.00

(a) Net (loss) income available to common shareholders per share may not total the sum of the per share components due to rounding.

Equity Office Properties Trust
Net Free Cash Flow
September 30, 2004

     We define net free cash flow as net cash provided by operating activities determined in accordance with GAAP less distributions paid or accrued to our shareholders, unitholders and preferred shareholders less expenditures for tenant improvements and leasing costs for leases that commence during the period and capital improvements incurred. Net free cash flow is a non-GAAP financial measure which our management uses to monitor the impact of such tenant improvements, leasing costs and capital expenditures as well as paid or accrued distributions on our net cash provided by operating activities. Below we have reconciled net free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for the periods presented. Our calculation of net free cash flow is not necessarily comparable to similar measures that may be presented by other companies.

     Lower occupancy levels, reduced rental rates, and reduced revenues as a result of asset sales have had the effect of reducing our net cash provided by operating activities. In addition, our tenant improvement and leasing costs have increased as compared to historical levels due to competitive market conditions for new and renewal leases. During the three and nine months ended September 30, 2004, our net free cash flow was insufficient to pay tenant improvements, leasing costs and capital improvements and distributions to our shareholders, unitholders and preferred shareholders by approximately $41.0 million and $144.4 million, respectively. We funded this net free cash flow deficit primarily with a combination of borrowings under our line of credit and proceeds from property dispositions.

	For the three months ended September 30,	For the nine months ended September 30,
	2004	2004
	(Dollars in thousands)	(Dollars in thousands)
Net cash provided by operating activities	$300,406	$864,817
Less: Paid distributions to common shareholders and unitholders	(224,035)	(449,279)
Less: Accrued distributions to common shareholders, unitholders and preferred shareholders (a)	—	(230,828)
Less: Paid distributions to preferred shareholders	(8,048)	(24,719)
Less: Tenant improvements and leasing costs for leases which commence during the period and capital improvements incurred (b)	(109,290)	(304,398)

Net Free Cash Flow Deficit	($40,967)	($144,407)

(a) Distributions to common shareholders and unitholders are paid one quarter in arrears, with no cash payment in the first quarter and two payments in the fourth quarter. As of September 30, 2004, the accrued distributions to common shareholders, unitholders and preferred shareholders for the third quarter dividend is approximately $231 million.

(b) In the above table, capital improvements are recorded as incurred. Tenant improvements and leasing costs are reported for leases which commence during the reporting periods, which is consistent with how EOP reports its per square foot tenant improvement and leasing costs. This differs from how these costs are reported in the consolidated statements of cash flows. The consolidated statements of cash flows reflect the cash expended for tenant improvements and leasing costs during the reporting periods, regardless of when the leases commence. The difference between these two measures is a timing difference which is further explained and reconciled on page 24 of this Supplemental Operating and Financial Data report.

Equity Office Properties Trust
Same Store Portfolio Segment Results
September 30, 2004

     The financial data presented in the Consolidated Statements of Operations show changes in revenues and expenses from period-to-period. We do not believe our period-to-period financial data are necessarily comparable because we acquire and dispose of properties on an ongoing basis. The following table shows results attributable to the properties that were held during both periods being compared (the “Same Store Portfolio”). The information below is for consolidated office and industrial properties only.

	For the three months ended September 30,		Change		For the nine months ended September 30,		Change
	2004	2003	$	%	2004	2003	$	%
	(Dollars in thousands)				(Dollars in thousands)
Property Operating Revenues (before straight-line rent)	$714,219	$726,981	($12,762)	(1.8%)	$2,141,592	$2,186,953	($45,361)	(2.1%)
Straight-line rent	13,200	18,624	(5,424)	(29.1%)	50,417	47,680	2,737	5.7%

Property Operating Revenues	727,419	745,605	(18,186)	(2.4%)	2,192,009	2,234,633	(42,624)	(1.9%)

Real estate taxes	84,742	78,128	6,614	8.5%	254,895	246,367	8,528	3.5%
Insurance, repairs and maintenance and property operating expenses	193,485	187,421	6,064	3.2%	561,482	542,510	18,972	3.5%

Property Operating Expenses	278,227	265,549	12,678	4.8%	816,377	788,877	27,500	3.5%

Property Operating Revenues less Property Operating Expenses	$449,192	$480,056	($30,864)	(6.4%)	$1,375,632	$1,445,756	($70,124)	(4.9%)

Property Operating Margin (Property Operating Revenues less Property Operating Expenses divided by Property Operating Revenues)	61.8%	64.4%		(2.6%)	62.8%	64.7%		(1.9%)

Property Operating Revenues less Property Operating Expenses	$449,192	$480,056	($30,864)	(6.4%)	$1,375,632	$1,445,756	($70,124)	(4.9%)
Less straight-line rent	(13,200)	(18,624)	5,424	(29.1%)	(50,417)	(47,680)	(2,737)	5.7%

Property Operating Revenues less Property Operating Expenses (before straight-line rent)	$435,992	$461,432	($25,440)	(5.5%)	$1,325,215	$1,398,076	($72,861)	(5.2%)

Lease termination fees (included in Property Operating Revenues)	$8,050	$15,460	($7,410)	(47.9%)	$30,683	$35,671	($4,988)	(14.0%)

Property Operating Margin excluding lease termination fees	61.3%	63.6%		(2.3%)	62.2%	64.1%		(1.9%)

	At September 30, 2004	At June 30, 2003			At September 30, 2004	At December 31, 2002
Occupancy
Office:
CBD	90.4%	90.8%		(0.4%)	90.4%	92.0%		(1.6%)
Suburban	84.5%	84.0%		0.5%	84.5%	85.8%		(1.3%)

Total Office	86.6%	86.5%		0.1%	86.6%	88.1%		(1.5%)

Industrial	0.0%	0.0%		0.0%	0.0%	0.0%		0.0%
CBD
Suburban	85.8%	82.7%		3.1%	85.8%	91.7%		(5.9%)

Total Industrial	85.8%	82.7%		3.1%	85.8%	91.7%		(5.9%)

Same Store Portfolio
CBD	90.4%	90.8%		(0.4%)	90.4%	92.0%		(1.6%)
Suburban	84.5%	84.0%		0.5%	84.5%	85.9%		(1.4%)

Total Same Store Portfolio	86.6%	86.5%		0.1%	86.6%	88.1%		(1.5%)

Square Feet
Office	104,630,887				104,630,887
Industrial	890,453				890,453

Total	105,521,340				105,521,340

Number of Properties
Office	635				635
Industrial	8				8

Total	643				643

Equity Office Properties Trust
Property Joint Venture Information
September 30, 2004

	Effective Ownership		Effective	Percent
Property	Percentage (a)	Square Feet	Square Feet	Occupied
Wholly-owned	100%	104,155,588	104,155,588

Consolidated Joint Ventures
222 Berkeley Street	91.5%	519,608	475,441	97.4%
500 Boylston Street	91.5%	706,864	646,781	96.1%
Wells Fargo Center	75%	1,117,439	838,079	95.7%
Washington Mutual Tower	75%	1,207,823	905,867	98.9%
The Plaza at LaJolla Village	66.7%	635,419	423,634	88.3%
Park Avenue Tower	94%	568,060	533,976	97.1%
850 Third Avenue	94%	568,867	534,735	91.3%
2951 28th Street	98%	85,000	83,300	94.8%
Water’s Edge	87.5%	243,433	213,004	70.0%
Foundry Square II	87.5%	505,480	442,295	56.0%
Ferry Building	100.0%	243,812	243,812	96.1%
SunAmerica Center	67.27%	780,063	524,772	88.1%

Subtotal		7,181,868	5,865,696

Unconsolidated Joint Ventures
One Post Office Square	50%	765,296	382,648	89.2%
75-101 Federal Street	51.61%	813,195	419,707	64.2%
Rowes Wharf	44%	344,645	151,644	99.7%
10 & 30 South Wacker (b)	75%	2,003,288	1,502,466	83.5%
Bank One Center (b)	25%	1,057,877	264,469	91.5%
Pasadena Towers (b)	25%	439,366	109,842	86.3%
Promenade II (b)	50%	774,344	387,172	97.6%
SunTrust Center (b)	25%	640,741	160,185	88.4%
Preston Commons (b)	50%	418,604	209,302	95.0%
Sterling Plaza (b)	50%	302,747	151,374	93.2%
Bank of America Tower	50.1%	1,537,932	770,504	74.3%
One Post	50%	421,121	210,561	87.6%
Concar	79.96%	219,318	175,367	99.0%
161 North Clark (c)	25%	1,010,520	252,630	97.6%
Prominence in Buckhead (c)	25%	424,309	106,077	95.1%
World Trade Center East (c)	25%	186,912	46,728	100.0%
Treat Towers (c)	25%	367,313	91,828	100.0%
Parkshore Plaza I & II (c)	25%	269,853	67,463	100.0%
Bridge Pointe Corporate Center I & II (c)	25%	372,653	93,163	100.0%
1111 19th Street (c)	20%	252,014	50,403	83.8%
1620 L Street (c)	20%	156,272	31,254	100.0%
1333 H Street (c)	20%	244,585	48,917	98.6%
Colorado Center (c)	50%	1,091,090	545,545	79.4%

Subtotal		14,113,995	6,229,249

Total Net Effective Square Footage		125,451,451	116,250,533

(a)	The amounts shown above approximate our economic ownership interest for the period presented. Cash flow from operations, capital transactions and net income are allocated to the joint venture partners in accordance with their respective partnership agreements. Our share of these items is subject to change based on, among other things, the operations of the property and the timing and amount of capital transactions.

(b)	Principal Real Estate Investors, Inc. is Equity Office’s partner in these joint ventures.

(c)	Teachers Insurance and Annuity Association of America (TIAA) and certain of its affiliates are Equity Office’s partners in these joint ventures.

Equity Office Properties Trust
Developments
September 30, 2004

	Placed in				Costs	Total	Current
	Service		Number of	Square	Incurred To	Estimated	Percentage
	Date (a)	Location	Buildings	Feet	Date	Costs (b)	Leased
					(Dollars in thousands)
Wholly-Owned
Kruse Woods V	4Q/2003	Lake Oswego, OR	1	184,000	$29,947	$33,900	73%
Cambridge Science Center	2Q/2004	Cambridge, MA	1	131,000	38,405	54,900	39%

Total/Weighted Average			2	315,000	$68,352	$88,800	59%

(a)	The Placed in Service Date represents the date the certificate of occupancy was obtained. Subsequent to obtaining the certificate of occupancy, the property is expected to undergo a lease-up period.

(b)	The Total Estimated Costs represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any. The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

     In addition to the developments described above, we own or have under option various land parcels available for development. These sites represent possible future developments of up to approximately 13 million square feet of office space. These developments will be impacted by the timing and likelihood of success of the entitlement processes, both of which are uncertain. These various sites include, among others : Russia Wharf, Boston, MA; Reston Town Center, Reston, VA; Dulles Station, Herndon, VA; Prominence in Buckhead, Atlanta, GA; Perimeter Center, Atlanta, GA; Tabor Center, Denver, CO; Bridge Pointe Corporate Centre, San Diego, CA; La Jolla Centre, San Diego, CA; Orange Center, Orange, CA; Water’s Edge, Los Angeles, CA; Skyport Plaza, San Jose, CA; Foundry Square, San Francisco, CA; San Rafael Corporate Center, San Rafael, CA; Station Landing, Walnut Creek, CA; Parkshore Plaza, Folsom, CA; City Center Bellevue; Bellevue, WA; and 8th Street, Bellevue, WA.

There are no unconsolidated joint venture properties under development as of September 30, 2004.

Equity Office Properties Trust
Debt Summary
September 30, 2004

	Coupon	Effective	Principal	Maturity	Due at	Years to
Consolidated Property Debt:	Rate	Rate (a)	Balance	Date	Maturity	Maturity
	(Dollars in thousands)
Secured Fixed Rate Debt
Sixty State Street	9.50%	8.12%	$72,564	01/01/05	$72,267
Island Corporate Center	6.75%	8.03%	12,384	04/01/05	12,275
1740 Technology Drive	8.00%	6.80%	16,180	04/01/05	15,684
San Mateo Baycenter II	9.45%	6.80%	9,612	04/01/05	9,449
1301 Avenue of the Americas	7.79%	8.01%	424,693	08/01/05	420,684
One Market	8.40%	8.40%	135,299	10/01/05	132,858
One Market	6.90%	6.90%	38,584	10/01/05	38,069
Central Park	7.50%	7.50%	55,403	11/01/05	54,697
Washington Mutual Tower	7.53%	7.77%	79,100	11/30/05	79,100
Walnut Hill	7.15%	7.15%	13,483	12/10/05	13,203
Wells Fargo Center	8.74%	7.97%	110,000	12/31/05	110,000
Perimeter Center	7.08%	7.08%	186,740	03/31/06	179,289
Bayhill Office Center	8.35%	7.94%	48,761	12/01/06	45,751
Bayhill Office Center	6.90%	6.90%	38,584	12/01/06	37,422
Reston Town Center	7.97%	7.97%	84,562	01/01/07	81,194
Reston Town Center	6.90%	6.90%	28,938	01/01/07	28,030
E.J. Randolph	8.19%	8.19%	13,660	01/01/07	12,935
Northridge I	8.19%	8.19%	12,385	01/01/07	11,728
Westbrook Corporate Center	8.00%	8.00%	94,063	05/01/07	87,844
Wilshire Palisades	6.45%	6.45%	39,026	07/01/08	36,854
Corporate 500 Centre	6.66%	7.98%	80,006	11/01/08	80,006
Bayside Plaza	7.26%	7.62%	14,308	08/15/09	12,435
Centerside II	7.26%	7.72%	22,234	08/15/09	19,325
700 North Brand	7.26%	7.88%	24,694	08/15/09	21,464
Golden Bear Center	7.26%	7.72%	18,771	08/15/09	16,316
Bixby Ranch	7.26%	7.62%	26,152	08/15/09	22,731
One Memorial	7.26%	7.88%	57,862	08/15/09	50,293
SunAmerica Center	7.94%	7.94%	201,229	10/01/09	187,855
Peninsula Office Park	7.23%	7.78%	80,974	11/01/09	70,026
Embarcadero Place	7.23%	7.78%	35,051	11/01/09	30,313
201 California Street	7.23%	7.96%	40,790	11/01/09	35,363
Tower 56	7.23%	7.87%	22,993	11/01/09	19,884
125 Summer Street	7.23%	8.12%	72,443	11/01/09	62,649
Park Avenue Tower / 850 Third Avenue	8.47%	8.51%	183,085	06/30/10	180,000
The Plaza at La Jolla Village	6.87%	7.50%	76,959	01/10/11	69,608
San Felipe Plaza	5.81%	5.81%	48,430	01/01/13	41,212
Santa Monica Business Park	9.88%	7.36%	6,747	12/10/13	—

Total / Weighted Average Secured Fixed Rate Debt	7.69%	7.80%	2,526,749		2,398,813	3.0

Secured Variable Rate Debt
1301 Avenue of the Americas LIBOR + 300 bp	4.65%	4.90%	106,458	08/01/05	105,467	0.8

Total / Weighted Average Consolidated Secured Debt	7.57%	7.68%	2,633,207		2,504,280	2.9

Equity Office Properties Trust
Debt Summary
September 30, 2004

		Coupon	Effective	Principal	Maturity	Due at	Years to
		Rate	Rate (a)	Balance	Date	Maturity	Maturity
		(Dollars in thousands)
Unsecured Debt Variable Rate Lines of Credit
$1B Revolving Credit Facility	LIBOR + 60 bp plus facility fee of 20 bp on $1.0 billion	2.35%	2.55%	$961,400	05/08/06	$961,400	1.6
$500M Bridge Revolving Credit Facility (b)	LIBOR + 65 bp plus facility fee of 15 bp on $500 million	2.48%	2.63%	125,000	7/28/2005	125,000	0.8

Total / Weighted Average Unsecured Variable Rate Lines of Credit		2.36%	2.56%	1,086,400		1,086,400	1.5
Unsecured Fixed Rate Notes
8 Year Unsecured Notes		6.88%	6.40%	125,000	02/01/05	125,000
7 Year Unsecured Notes		6.63%	4.99%	400,000	02/15/05	400,000
7 Year Unsecured Notes		8.00%	6.49%	100,000	07/19/05	100,000
8 Year Unsecured Notes		7.36%	7.69%	50,000	09/01/05	50,000
6 Year Unsecured Notes		8.38%	7.65%	500,000	03/15/06	500,000
9 Year Unsecured Notes		7.44%	7.74%	50,000	09/01/06	50,000
10 Year Unsecured Notes		7.13%	6.74%	100,000	12/01/06	100,000
9 Year Unsecured Notes		7.00%	6.80%	1,500	02/02/07	1,500
9 Year Unsecured Notes		6.88%	6.83%	25,000	04/30/07	25,000
9 Year Unsecured Notes		6.76%	6.76%	300,000	06/15/07	300,000
10 Year Unsecured Notes		7.41%	7.70%	50,000	09/01/07	50,000
7 Year Unsecured Notes		7.75%	7.91%	600,000	11/15/07	600,000
10 Year Unsecured Notes		6.75%	6.97%	150,000	01/15/08	150,000
10 Year Unsecured Notes		6.75%	7.01%	300,000	02/15/08	300,000
8 Year Unsecured Notes (c) (d)		7.25%	7.64%	325,000	11/15/08	325,000
10 Year Unsecured Notes		6.80%	6.94%	500,000	01/15/09	500,000
10 Year Unsecured Notes		7.25%	7.14%	200,000	05/01/09	200,000
11 Year Unsecured Notes		7.13%	6.97%	150,000	07/01/09	150,000
10 Year Unsecured Notes		8.10%	8.22%	360,000	08/01/10	360,000
10 Year Unsecured Notes		7.65%	7.20%	200,000	12/15/10	200,000
10 Year Unsecured Notes		7.00%	6.83%	1,100,000	07/15/11	1,100,000
10 Year Unsecured Notes		6.75%	7.02%	500,000	02/15/12	500,000
10 Year Unsecured Notes		5.88%	5.98%	500,000	01/15/13	500,000
20 Year Unsecured Notes		7.88%	8.08%	25,000	12/01/16	25,000
20 Year Unsecured Notes		7.35%	8.08%	200,000	12/01/17	200,000
20 Year Unsecured Notes		7.25%	7.54%	250,000	02/15/18	250,000
30 Year Unsecured Notes		7.50%	8.24%	150,000	10/01/27	150,000
30 Year Unsecured Notes		7.25%	7.31%	225,000	06/15/28	225,000
30 Year Unsecured Notes		7.50%	7.55%	200,000	04/19/29	200,000
30 Year Unsecured Notes		7.88%	7.94%	300,000	07/15/31	300,000
EOP InterNotes (e)		4.58%	4.81%	21,912	7/15/07 - 1/15/11	21,912

Total / Weighted Average Unsecured Fixed Rate Notes		7.18%	7.11%	7,958,412		7,958,412	7.2

Unsecured Variable Rate Notes
10 Year Unsecured Notes (f)		4.75%	3.88%	1,000,000	3/15/14	1,000,000
10 Year Unsecured Notes	LIBOR + 77.5 bp	2.55%	2.65%	45,000	05/27/14	45,000

Total / Weighted Average Unsecured Variable Rate Notes		4.66%	3.82%	1,045,000		1,045,000	9.5

Total / Weighted Average Consolidated Fixed Rate Debt		7.30%	7.28%	10,485,161		10,357,225	6.2
Total / Weighted Average Consolidated Variable Rate Debt		3.54%	3.26%	2,237,858		2,236,867	5.2
Net discount on mortgage debt				(13,820)
Net discount on unsecured notes				(34,661)

Total / Weighted Average Consolidated Debt		6.64%	6.57%	12,674,538		12,594,092	6.0

Pro Rata Share of Unconsolidated Joint Venture Debt
Bank of America	LIBOR + 115 bp	2.93%	2.93%	97,695	12/14/04	97,695
SunTrust Center	LIBOR + 80 bp	2.32%	2.32%	12,500	12/14/04	12,500
Bank One Center	LIBOR + 80 bp	2.32%	2.32%	16,250	12/14/05	16,250
Promenade II		7.84%	7.84%	41,793	10/01/06	39,325
Promenade II		6.90%	6.90%	9,707	10/01/06	9,391
Pasadena Towers		6.92%	6.92%	15,485	08/01/08	14,371
75-101 Federal Street		5.05%	5.05%	62,839	11/01/12	52,676
One Post Office Square		5.70%	5.70%	87,500	10/01/13	77,017

Total / Weighted Average Pro Rate Share of Unconsolidated Joint Venture Debt		4.86%	4.86%	343,769		319,225	4.4

Total / Weighted Average Consolidated and Pro Rata Share of Unconsolidated Joint Venture Debt		6.60%	6.53%	$13,018,307		$12,913,317	6.0

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts on certain unsecured notes.

(b)	The bridge revolving credit facility was repaid and cancelled in October 2004.

(c)	The notes are exchangeable into Common Shares at an exchange rate of $34.00 per share. If the closing price at the time a holder exercises its exchange right is less than the exchange price of $34.00, the holder will receive, in lieu of Common Shares, cash in an amount equal to 97% of the product of the number of Common Shares into which the principal amount of notes subject to such exercise would otherwise be exchangeable and the current market price per Common Share.

(d)	In October 2004, Equity Office announced that it has elected to exercise its right to redeem these notes on November 22, 2004. In accordance with the terms of the notes, the November 15, 2004 semi-annual interest payment will be paid to holders of record on November 1, 2004. The total paid on the redemption date will be 100% of the principal amount of $325 million plus interest accrued from and including November 15, 2004 to the redemption date.

(e)	The rates shown are weighted average rates. The coupon rate on the EOP InterNotes range from 3.70% to 5.25%. Including all offering expenses, the all-in effective rates of the EOP InterNotes range from 3.97% to 5.46%.

(f)	In March 2004, we entered into several interest rate swap agreements that effectively converted these notes to a variable interest rate based on the 6-month LIBOR rate.

Equity Office Properties Trust
Debt Maturity
(excludes principal payments prior to maturity)
September 30, 2004

				Revolving /
	Consolidated	Unconsolidated		Bridge Credit		Effective
Year	Secured Debt	Secured Debt	Unsecured Notes	Facilities	Total	Rate (a)
	(Dollars in thousands)
2004	—	$110,195	—	—	$110,195	2.86%
2005	$1,063,753	16,250	$675,000	$125,000	1,880,003	6.56%
2006	262,462	48,716	650,000	961,400	1,922,578	5.01%
2007	221,731	—	977,010	—	1,198,741	7.58%
2008	116,860	14,371	791,306	—	922,537	7.24%
2009	548,654	—	850,000	—	1,398,654	7.37%
2010	180,000	—	563,259	—	743,259	8.01%
2011	69,608	—	1,101,837	—	1,171,445	6.87%
2012	—	52,676	500,000	—	552,676	6.80%
2013	41,212	77,017	500,000	—	618,229	5.94%
2014	—	—	1,045,000	—	1,045,000	3.82%
2016	—	—	25,000	—	25,000	8.08%
2017	—	—	200,000	—	200,000	8.08%
2018	—	—	250,000	—	250,000	7.54%
2027	—	—	150,000	—	150,000	8.24%
2028	—	—	225,000	—	225,000	7.31%
2029	—	—	200,000	—	200,000	7.55%
2031	—	—	300,000	—	300,000	7.94%

Total / Weighted Average	$2,504,280	$319,225	$9,003,412	$1,086,400	$12,913,317	6.53%

(a)	Includes the effect of settled interest rate protection and interest rate swap agreements, offering and transaction costs and premiums and discounts on certain notes.

Restrictions and Covenants under Unsecured Indebtedness

     Agreements or instruments relating to our unsecured notes and the line of credit contain certain financial restrictions and requirements described below. As of September 30, 2004, we were in compliance with each of these financial restrictions and requirements.

     Set forth below are the financial restrictions and requirements to which we are subject under our current line of credit agreement:

•	total liabilities to total asset value may not exceed 0.55:1 at any time;

•	earnings before interest, taxes, depreciation and amortization to interest expense may not be less than 2.00:1;

•	cash flow to fixed charges may not be less than 1.5:1;

•	secured debt to total asset value may not exceed 0.40:1;

•	unsecured debt to unencumbered asset value may not exceed 0.55:1;

•	unencumbered net operating income to unsecured debt service may not be less than 2.0:1;

•	consolidated tangible net worth may not be less than the sum of $10.7 billion and 70% of all net offering proceeds received by Equity Office or EOP Partnership after December 31, 2002;

•	we may not pay any distributions on Common Shares and Units in excess of 90% of annual funds from operations; and

•	our investments in unimproved assets, interest in taxable REIT subsidiaries, developments, unconsolidated joint ventures, mortgages and securities, in the aggregate, may not exceed 25% of our total asset value.

     Set forth below are the financial restrictions and requirements to which we are subject under our unsecured note indentures.

•	Debt to Adjusted Total Assets may not exceed 0.60:1

•	Secured Debt to Adjusted Total Assets may not exceed 0.40:1

•	Consolidated Income Available for Debt Service to Annual Debt Service charge may not be less than 1.50:1

•	Total Unencumbered Assets to Unsecured Debt may not be less than 1.50:1

     The calculations and results for the financial covenants under our unsecured note indentures will be included in our Form 10-Q for the current quarter.

Equity Office Properties Trust
Gross Leasing Summary for Office Properties
September 30, 2004

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
Leased square footage(a)	5,028,416	6,046,484	16,685,427	16,564,918
Weighted average term in years	5.85	6.34	5.52	5.51

Rental Rates (b)

(Dollars presented on a	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash
square foot basis)	Basis (c)	Basis (d)	Basis (c)	Basis (d)	Basis (c)	Basis (d)	Basis (c)	Basis (d)

Rate on expiring leases	$27.64	$28.22	$25.61	$26.11	$26.39	$27.03	$26.87	$27.54
Rate on terminated leases	28.50	30.33	28.03	28.76	30.71	32.48	31.40	31.68

Rate on expiring and terminated leases	27.79	28.61	26.07	26.61	27.19	28.04	27.82	28.40
Rate on new and renewal leases	24.28	23.41	24.24	23.31	23.97	23.24	25.96	25.20

Change from expiring and terminated leases	($3.51)	($5.20)	($1.83)	($3.30)	($3.22)	($4.80)	($1.86)	($3.20)

% Change from expiring and terminated leases	-12.6%	-18.2%	-7.0%	-12.4%	-11.8%	-17.1%	-6.7%	-11.3%

Change from expiring leases only	($3.36)	($4.81)	($1.37)	($2.80)	($2.42)	($3.79)	($0.91)	($2.34)

% Change from expiring leases only	-12.2%	-17.0%	-5.3%	-10.7%	-9.2%	-14.0%	-3.4%	-8.5%

(a)	For tenants whose lease term commenced in the period presented.

(b)	The rental rates are presented on an annual weighted-average basis based on square footage.

(c)	These weighted average GAAP rental rates are based on the average annual base rent per square foot over the term of each lease and the current estimated tenant reimbursements, if any.

(d)	These weighted average annual cash rental rates are based on the monthly contractual rent when the lease commenced, expired or terminated. For new and renewal leases, if the monthly contractual rent when the lease commenced is $0 then the rental rate represents the first monthly rent payment due multiplied by 12 months ("Annualized Cash Rent"). This amount reflects total base rent and estimated expense reimbursements without regard to any rent concessions and contractual increases or decreases in rent after the lease commences. We believe Annualized Cash Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Tenant Improvements, Leasing Costs and Capital Improvements
September 30, 2004

Tenant Improvements and Lease Costs

     The amounts shown below represent the total tenant improvement and leasing costs for leases which commenced during the period, regardless of when such costs were actually paid, which is a useful measure of the total tenant improvement and leasing costs for the period presented.

	For the three months ended September 30,
	2004		2003
		Total Cost per		Total Cost per
		per Square		per Square
(Dollars in thousands except per square foot amounts)	Total Costs	Foot Leased	Total Costs	Foot Leased

CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$26,304	$15.13	$32,912	$13.90
Retenanted	73,702	27.04	97,650	29.39

Total / Weighted Average	$100,006	$22.40	$130,562	$22.94

Industrial Properties:
Renewals	$278	$2.08	$555	$3.85
Retenanted	1,224	8.54	437	2.40

Total / Weighted Average	$1,502	$5.42	$992	$3.04

UNCONSOLIDATED JOINT VENTURES (a):
Renewals	$1,096	$16.49	$2,261	$20.10
Retenanted	3,321	42.26	1,031	18.92

Total / Weighted Average	$4,417	$30.45	$3,292	$19.71

TOTAL PROPERTIES:
Office (consolidated and unconsolidated)	$104,423	$22.66	$133,854	$22.85
Industrial	1,502	5.42	992	3.04

Total / Weighted Average	$105,925	$21.68	$134,846	$21.80

[Additional columns below]

[Continued from above table, first column(s) repeated]

	For the nine months ended September 30,
	2004		2003
		Total Cost per		Total Cost per
		per Square		per Square
(Dollars in thousands except per square foot amounts)	Total Costs	Foot Leased	Total Costs	Foot Leased

CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$72,527	$11.10	$89,227	$11.72
Retenanted	192,608	24.05	176,248	23.83

Total / Weighted Average	$265,135	$18.23	$265,475	$17.69

Industrial Properties:
Renewals	$1,623	$2.24	$1,036	$3.35
Retenanted	2,817	6.17	1,030	3.07

Total / Weighted Average	$4,440	$3.76	$2,066	$3.20

UNCONSOLIDATED JOINT VENTURES (a):
Renewals	$9,794	$20.03	$12,150	$30.43
Retenanted	9,827	31.25	3,861	27.49

Total / Weighted Average	$19,621	$24.42	$16,011	$27.87

TOTAL PROPERTIES:
Office (consolidated and unconsolidated)	$284,756	$18.56	$281,486	$18.07
Industrial	4,440	3.76	2,066	3.20

Total / Weighted Average	$289,196	$17.50	$283,552	$17.47

Reconciliation to the Consolidated Statements of Cash Flows

     The above information includes tenant improvements and leasing costs for leases which commenced during the period shown. The amounts included in the consolidated statement of cash flows represent the cash expenditures made during the period. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. In addition, the figures below include expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other. The reconciliation between the amounts above for the consolidated properties and the amounts disclosed in the consolidated statements of cash flows is as follows:

	For the three months	For the three months	For the nine months	For the nine months
	ended September 30,	ended September 30,	ended September 30,	ended September 30,
	2004	2003	2004	2003
Capital Improvements:
Capital improvements	$6,305	$14,633	$27,794	$28,440
Development costs	1,595	23,500	44,123	69,267
Redevelopment costs	901	1,668	1,257	7,213

Total capital improvements	8,801	39,801	73,174	104,920
Tenant Improvements and Leasing Costs:
Office Properties	100,006	130,562	265,135	265,475
Industrial Properties	1,502	992	4,440	2,066
Expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other	1,477	9,079	7,029	17,450
Timing differences	13,310	(17,254)	79,546	22,238

Total capital improvements, tenant improvements and leasing costs	$125,096	$163,180	$429,324	$412,149

Capital and tenant improvements from consolidated statement of cash flows	$91,969	$127,160	$335,322	$302,080
Lease commissions and other costs from consolidated statement of cash flows	33,127	36,020	94,002	110,069

Total capital improvements, tenant improvements and leasing costs on the consolidated statement of cash flows	$125,096	$163,180	$429,324	$412,149

Unconsolidated Joint Ventures (a):
Capital improvements	$1,034	$1,881	$2,811	$3,557
Development costs	19	1,336	182	5,667

Total capital improvements	$1,053	$3,217	$2,993	$9,224

(a) Amounts shown represent our share of unconsolidated joint ventures. All joint ventures are office properties.

Equity Office Properties Trust
Portfolio Data
September 30, 2004

Equity Office Properties Trust
Office Portfolio Summary
September 30, 2004

Property Net Operating Income from Continuing Operations (“NOI”) and Square Feet

NOI by Type:

	Office	Industrial	Total
	(Dollars in thousands)
Consolidated	$484,946	$687	$485,633
Unconsolidated Joint Ventures	32,453	—	32,453

Total	$517,399	$687	$518,086

	Square Feet	% Square Feet	%NOI	Markets
All Office Properties	125,451,451			27
CBD	52,095,555	41.5%	45.3%
Suburban	73,355,896	58.5%	54.7%

	CBD			Suburban			All Office Properties
Market	Square Feet	% Square Feet	% NOI	Square Feet	% Square Feet	% NOI	Square Feet	% Square Feet	%NOI
Boston	9,112,912	7.3%	10.4%	3,454,517	2.8%	2.8%	12,567,429	10.0%	13.2%
San Francisco	5,349,649	4.3%	4.5%	5,602,347	4.5%	6.1%	10,951,996	8.7%	10.6%
San Jose	643,046	0.5%	0.8%	8,083,720	6.4%	9.3%	8,726,766	7.0%	10.1%
New York	5,310,391	4.2%	8.2%	—	0.0%	0.0%	5,310,391	4.2%	8.2%
Seattle	5,154,675	4.1%	4.1%	4,847,227	3.9%	3.9%	10,001,902	8.0%	8.0%
Los Angeles	1,896,244	1.5%	1.7%	6,760,990	5.4%	5.6%	8,657,234	6.9%	7.3%
Chicago	6,634,939	5.3%	3.8%	5,066,006	4.0%	2.7%	11,700,945	9.3%	6.5%
Washington D.C.	2,299,073	1.8%	2.4%	4,070,878	3.2%	3.7%	6,369,951	5.1%	6.1%
Atlanta	1,989,632	1.6%	1.8%	5,580,448	4.4%	2.6%	7,570,080	6.0%	4.5%
Orange County	—	0.0%	0.0%	6,039,396	4.8%	4.2%	6,039,396	4.8%	4.2%
All Others	13,704,994	10.9%	7.7%	23,850,367	19.0%	13.8%	37,555,361	29.9%	21.4%

Total	52,095,555	41.5%	45.3%	73,355,896	58.5%	54.7%	125,451,451	100.0%	100.0%

NOI calculations are based on actual NOI for the third quarter of 2004 generated from properties owned as of September 30, 2004.

Equity Office Properties Trust
Summary of Markets
September 30, 2004

Market		State	Buildings	Square Feet	% Square Feet	% NOI
1	Boston	MA	51	12,567,429	10.0%	13.2%
2	San Francisco	CA	81	10,951,996	8.7%	10.6%
3	San Jose	CA	128	8,726,766	7.0%	10.1%
4	New York	NY	7	5,310,391	4.2%	8.2%
5	Seattle	WA	54	10,001,902	8.0%	8.0%
6	Los Angeles	CA	50	8,657,234	6.9%	7.3%
7	Chicago	IL	33	11,700,945	9.3%	6.5%
8	Washington D.C.	DC,VA	27	6,369,951	5.1%	6.1%
9	Atlanta	GA	43	7,570,080	6.0%	4.5%
10	Orange County	CA	33	6,039,396	4.8%	4.2%
11	Denver	CO	16	4,716,582	3.8%	2.4%
12	Portland	OR	44	3,980,802	3.2%	2.3%
13	Oakland-East Bay	CA	18	3,003,422	2.4%	1.9%
14	San Diego	CA	17	2,251,670	1.8%	1.8%
15	Dallas	TX	14	4,237,044	3.4%	1.8%
16	Stamford	CT	7	1,654,296	1.3%	1.8%
17	Sacramento	CA	39	2,707,275	2.2%	1.7%
18	Minneapolis	MN	3	2,003,314	1.6%	1.7%
19	Houston	TX	7	2,734,362	2.2%	1.5%
20	Philadelphia	PA	13	2,528,078	2.0%	1.3%
21	New Orleans	LA	5	2,357,699	1.9%	1.0%
22	Austin	TX	3	1,426,948	1.1%	1.0%
23	Cleveland	OH	1	1,270,204	1.0%	0.6%
24	Phoenix	AZ	2	605,295	0.5%	0.3%
25	Indianapolis	IN	2	1,057,877	0.8%	0.2%
26	Columbus	OH	2	379,752	0.3%	0.1%
27	Orlando	FL	1	640,741	0.5%	0.1%

	Total		701	125,451,451	100%	100%

The NOI percentages above are based on NOI for the third quarter of 2004 generated from office properties owned as of September 30, 2004.

Equity Office Properties Trust
Office Occupancy Summary
September 30, 2004

	Summary by Market
	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total
Boston	11,294,960	199,747	1,072,722	12,567,429	89.9%	1.6%	8.5%	100.0%
San Francisco	8,278,316	282,955	2,390,725	10,951,996	75.6%	2.6%	21.8%	100.0%
San Jose	7,227,910	101,469	1,397,387	8,726,766	82.8%	1.2%	16.0%	100.0%
New York	5,067,933	21,687	220,771	5,310,391	95.4%	0.4%	4.2%	100.0%
Seattle	8,662,521	275,257	1,064,124	10,001,902	86.6%	2.8%	10.6%	100.0%
Los Angeles	7,497,464	209,390	950,380	8,657,234	86.6%	2.4%	11.0%	100.0%
Chicago	10,386,722	317,425	996,798	11,700,945	88.8%	2.7%	8.5%	100.0%
Washington D.C.	5,753,718	53,220	563,013	6,369,951	90.3%	0.8%	8.8%	100.0%
Atlanta	6,221,922	156,983	1,191,175	7,570,080	82.2%	2.1%	15.7%	100.0%
Orange County	5,593,361	112,606	333,429	6,039,396	92.6%	1.9%	5.5%	100.0%
All Others	32,836,801	431,372	4,287,188	37,555,361	87.4%	1.1%	11.4%	100.0%

Total	108,821,628	2,162,111	14,467,712	125,451,451	86.7%	1.7%	11.5%	100.0%

	Summary CBD vs. Suburban
	Square Footage				Percentage
	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total
CBD	46,569,049	661,705	4,864,801	52,095,555	89.4%	1.3%	9.3%	100.0%
Suburban	62,252,579	1,500,406	9,602,911	73,355,896	84.9%	2.0%	13.1%	100.0%

Total	108,821,628	2,162,111	14,467,712	125,451,451	86.7%	1.7%	11.5%	100.0%

Equity Office Properties Trust
25 Largest Tenants
September 30, 2004

			Percentage of
		Weighted Average	Office Portfolio		Percentage of
	Number of	Remaining Lease	Annualized	Aggregate Rentable	Aggregate Occupied
Largest Tenants (a) (b)	Buildings	Term in Months (c)	Rent	Square Feet	Square Feet
General Services Administration	47	50	2.3%	2,609,245	2.4%
PriceWaterhouseCoopers	8	62	1.5%	1,215,678	1.1%
Washington Mutual	36	70	1.4%	1,624,187	1.5%
Ogilvy & Mather	1	57	1.1%	591,560	0.5%
Marsh & McLennan Companies	18	58	1.0%	881,149	0.8%
Siebel Systems	6	103	1.0%	655,564	0.6%
Cravath, Swaine & Moore LLP	1	59	0.9%	502,253	0.5%
Wells Fargo	28	100	0.9%	1,008,913	0.9%
State Street	4	111	0.8%	521,707	0.5%
Wachovia Corporation	24	47	0.8%	726,498	0.7%
Siemens	10	71	0.7%	485,770	0.4%
Xerox	6	74	0.7%	292,364	0.3%
Dewey Ballantine LLP	1	192	0.7%	406,776	0.4%
Deloitte & Touche, LLP	8	86	0.7%	735,879	0.7%
Booz Allen Hamilton	4	83	0.7%	711,003	0.7%
Citigroup Inc.	34	33	0.6%	636,307	0.6%
Calyon (Credit Lyonnais merger)	1	101	0.6%	363,997	0.3%
Accenture	7	40	0.6%	593,738	0.5%
Ameriquest Mortgage Company	23	41	0.6%	841,388	0.8%
AT&T	6	58	0.6%	616,765	0.6%
MFS Investment Management	1	101	0.5%	353,665	0.3%
HQ Global/Regus	27	39	0.5%	634,167	0.6%
American International Group (AIG)	14	74	0.5%	469,879	0.4%
Advanced Micro Devices	1	76	0.5%	175,000	0.2%
Bank One/J.P. Morgan Chase	12	136	0.5%	651,440	0.6%

Total \ Weighted Average (c)		71	20.7%	18,304,892	16.8%

(a)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, then the first monthly rent payment due, under existing leases as of September 30, 2004 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of September 30, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to September 30, 2004. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(b)	Actual tenant may be a subsidiary of, or an entity affiliated with, the named tenant.

(c)	Weighted average calculation based on aggregate rentable square footage occupied by each tenant without regard to any early lease termination and/or renewal options.

Equity Office Properties Trust
Office Lease Expiration Schedule (a)
September 30, 2004

The following schedule is based upon the contractual termination date of the leases, without regard to any lease termination and/or renewal options. Some of our leases are subject to various forms of lease termination options exercisable by tenants. Depending on the form of the option, some of these options may or may not require the payment of a fee and notice period as a condition to exercise. Although it is not possible to predict which tenants are likely to exercise these options, it has been our experience that markets in which the contractual rents are significantly higher than current market rents incur the greatest incidence of lease termination option exercises. As a result of these lease termination options and other factors, such as tenant insolvencies, the actual termination dates of some portion of the leases may vary from the contractual expiration date set forth in the schedule.

	2004 and month to
(Dollars in thousands except per square foot amounts)	month (b)	2005	2006	2007	2008	2009
Boston
Square Feet (c)	201,009	1,033,366	922,441	1,496,823	1,346,966	1,240,583
% Square Feet (d)	1.6%	8.2%	7.3%	11.9%	10.7%	9.9%
Annualized Rent for occupied square feet (e)	$6,239	$35,881	$29,804	$58,940	$51,302	$46,559
Annualized Rent per occupied square foot (e)	$31.04	$34.72	$32.31	$39.38	$38.09	$37.53

San Francisco
Square Feet (c)	203,715	1,381,040	773,058	1,179,687	1,150,303	829,975
% Square Feet (d)	1.9%	12.6%	7.1%	10.8%	10.5%	7.6%
Annualized Rent for occupied square feet (e)	$6,746	$57,172	$37,161	$42,720	$47,624	$25,070
Annualized Rent per occupied square foot (e)	$33.12	$41.40	$48.07	$36.21	$41.40	$30.21

San Jose
Square Feet (c)	295,014	1,353,992	983,396	783,706	401,261	501,369
% Square Feet (d)	3.4%	15.5%	11.3%	9.0%	4.6%	5.7%
Annualized Rent for occupied square feet (e)	$9,093	$40,808	$34,114	$27,121	$10,976	$14,834
Annualized Rent per occupied square foot (e)	$30.82	$30.14	$34.69	$34.61	$27.35	$29.59

New York
Square Feet (c)	43,552	125,258	196,896	165,832	147,880	1,247,213
% Square Feet (d)	0.8%	2.4%	3.7%	3.1%	2.8%	23.5%
Annualized Rent for occupied square feet (e)	$2,083	$6,935	$12,408	$8,299	$8,714	$71,011
Annualized Rent per occupied square foot (e)	$47.84	$55.37	$63.02	$50.05	$58.93	$56.94

Seattle
Square Feet (c)	271,967	949,727	828,535	864,539	1,237,296	1,252,020
% Square Feet (d)	2.7%	9.5%	8.3%	8.6%	12.4%	12.5%
Annualized Rent for occupied square feet (e)	$7,138	$27,331	$23,577	$23,940	$32,670	$30,421
Annualized Rent per occupied square foot (e)	$26.24	$28.78	$28.46	$27.69	$26.40	$24.30

Los Angeles
Square Feet (c)	161,934	754,582	926,120	1,129,924	574,128	601,716
% Square Feet (d)	1.9%	8.7%	10.7%	13.1%	6.6%	7.0%
Annualized Rent for occupied square feet (e)	$2,950	$25,057	$34,302	$38,677	$17,780	$16,941
Annualized Rent per occupied square foot (e)	$18.22	$33.21	$37.04	$34.23	$30.97	$28.15

[Additional columns below]

[Continued from above table, first column(s) repeated]

(Dollars in thousands except per square foot amounts)	2010	2011	2012	2013	Thereafter (f)	Totals
Boston
Square Feet (c)	1,314,349	295,142	859,366	1,347,731	1,237,184	11,294,960
% Square Feet (d)	10.5%	2.3%	6.8%	10.7%	9.8%	89.9%
Annualized Rent for occupied square feet (e)	$50,125	$13,004	$38,758	$55,232	$48,820	$434,663
Annualized Rent per occupied square foot (e)	$38.14	$44.06	$45.10	$40.98	$39.46	$38.48

San Francisco
Square Feet (c)	902,515	447,896	214,048	316,270	879,809	8,278,316
% Square Feet (d)	8.2%	4.1%	2.0%	2.9%	8.0%	75.6%
Annualized Rent for occupied square feet (e)	$43,040	$20,578	$7,358	$9,790	$43,572	$340,833
Annualized Rent per occupied square foot (e)	$47.69	$45.94	$34.37	$30.96	$49.52	$41.17

San Jose
Square Feet (c)	859,980	792,839	458,779	116,214	681,360	7,227,910
% Square Feet (d)	9.9%	9.1%	5.3%	1.3%	7.8%	82.8%
Annualized Rent for occupied square feet (e)	$34,069	$43,800	$31,004	$3,678	$14,443	$263,940
Annualized Rent per occupied square foot (e)	$39.62	$55.24	$67.58	$31.65	$21.20	$36.52

New York
Square Feet (c)	291,004	734,960	462,762	436,482	1,216,094	5,067,933
% Square Feet (d)	5.5%	13.8%	8.7%	8.2%	22.9%	95.4%
Annualized Rent for occupied square feet (e)	$13,865	$36,401	$20,575	$23,229	$63,088	$266,610
Annualized Rent per occupied square foot (e)	$47.65	$49.53	$44.46	$53.22	$51.88	$52.61

Seattle
Square Feet (c)	1,041,343	431,027	390,294	401,903	993,870	8,662,521
% Square Feet (d)	10.4%	4.3%	3.9%	4.0%	9.9%	86.6%
Annualized Rent for occupied square feet (e)	$28,703	$10,963	$11,563	$10,211	$21,417	$227,934
Annualized Rent per occupied square foot (e)	$27.56	$25.43	$29.63	$25.41	$21.55	$26.31

Los Angeles
Square Feet (c)	579,145	451,012	626,478	683,089	1,009,336	7,497,464
% Square Feet (d)	6.7%	5.2%	7.2%	7.9%	11.7%	86.6%
Annualized Rent for occupied square feet (e)	$17,035	$16,325	$21,003	$23,194	$33,749	$247,014
Annualized Rent per occupied square foot (e)	$29.41	$36.20	$33.53	$33.95	$33.44	$32.95

Equity Office Properties Trust
Office Lease Expiration Schedule (a)
September 30, 2004

	2004 and month to
(Dollars in thousands except per square foot amounts)	month (b)	2005	2006	2007	2008	2009
Chicago
Square Feet (c)	376,558	1,198,256	1,315,790	945,892	1,802,887	862,899
% Square Feet (d)	3.2%	10.2%	11.2%	8.1%	15.4%	7.4%
Annualized Rent for occupied square feet (e)	$9,213	$33,763	$37,989	$25,183	$52,250	$25,064
Annualized Rent per occupied square foot (e)	$24.47	$28.18	$28.87	$26.62	$28.98	$29.05

Washington D.C.
Square Feet (c)	148,710	499,598	593,882	595,928	906,107	604,935
% Square Feet (d)	2.3%	7.8%	9.3%	9.4%	14.2%	9.5%
Annualized Rent for occupied square feet (e)	$4,575	$17,159	$21,017	$16,639	$30,707	$18,569
Annualized Rent per occupied square foot (e)	$30.77	$34.35	$35.39	$27.92	$33.89	$30.70

Atlanta
Square Feet (c)	140,086	603,722	1,301,801	759,012	580,619	689,383
% Square Feet (d)	1.9%	8.0%	17.2%	10.0%	7.7%	9.1%
Annualized Rent for occupied square feet (e)	$1,956	$14,077	$37,172	$16,504	$11,063	$20,346
Annualized Rent per occupied square foot (e)	$13.96	$23.32	$28.55	$21.74	$19.05	$29.51

Orange County
Square Feet (c)	187,022	1,012,715	853,365	900,500	1,416,166	513,533
% Square Feet (d)	3.1%	16.8%	14.1%	14.9%	23.4%	8.5%
Annualized Rent for occupied square feet (e)	$5,150	$27,146	$22,400	$22,533	$31,988	$12,434
Annualized Rent per occupied square foot (e)	$27.54	$26.81	$26.25	$25.02	$22.59	$24.21

All Others
Square Feet (c)	1,075,126	4,128,274	5,088,303	4,674,032	4,635,852	5,038,352
% Square Feet (d)	2.9%	11.0%	13.5%	12.4%	12.3%	13.4%
Annualized Rent for occupied square feet (e)	$22,880	$100,954	$125,171	$109,948	$103,013	$106,271
Annualized Rent per occupied square foot (e)	$21.28	$24.45	$24.60	$23.52	$22.22	$21.09

Total Portfolio
Square Feet (c)	3,104,693	13,040,530	13,783,587	13,495,875	14,199,465	13,381,978
% Square Feet (d)	2.5%	10.4%	11.0%	10.8%	11.3%	10.7%
Annualized Rent for occupied square feet (e)	$78,023	$386,283	$415,116	$390,505	$398,086	$387,520
Annualized Rent per occupied square foot (e)	$25.13	$29.62	$30.12	$28.94	$28.04	$28.96

[Additional columns below]

[Continued from above table, first column(s) repeated]

(Dollars in thousands except per square foot amounts)	2010	2011	2012	2013	Thereafter (f)	Totals
Chicago
Square Feet (c)	1,009,212	521,362	639,108	502,587	1,212,171	10,386,722
% Square Feet (d)	8.6%	4.5%	5.5%	4.3%	10.4%	88.8%
Annualized Rent for occupied square feet (e)	$26,910	$13,270	$18,092	$13,301	$21,033	$276,070
Annualized Rent per occupied square foot (e)	$26.66	$25.45	$28.31	$26.47	$17.35	$26.58

Washington D.C.
Square Feet (c)	266,399	626,933	326,145	245,349	939,732	5,753,718
% Square Feet (d)	4.2%	9.8%	5.1%	3.9%	14.8%	90.3%
Annualized Rent for occupied square feet (e)	$12,859	$20,109	$10,036	$8,522	$33,009	$193,202
Annualized Rent per occupied square foot (e)	$48.27	$32.08	$30.77	$34.73	$35.13	$33.58

Atlanta
Square Feet (c)	1,174,903	248,037	107,246	126,680	490,433	6,221,922
% Square Feet (d)	15.5%	3.3%	1.4%	1.7%	6.5%	82.2%
Annualized Rent for occupied square feet (e)	$28,948	$5,624	$2,386	$2,901	$9,250	$150,226
Annualized Rent per occupied square foot (e)	$24.64	$22.67	$22.25	$22.90	$18.86	$24.14

Orange County
Square Feet (c)	281,497	117,128	114,571	146,907	49,957	5,593,361
% Square Feet (d)	4.7%	1.9%	1.9%	2.4%	0.8%	92.6%
Annualized Rent for occupied square feet (e)	$6,620	$2,956	$2,795	$3,390	$408	$137,820
Annualized Rent per occupied square foot (e)	$23.52	$25.24	$24.40	$23.08	$8.16	$24.64

All Others
Square Feet (c)	1,823,203	1,425,640	1,179,941	853,673	2,914,405	32,836,801
% Square Feet (d)	4.9%	3.8%	3.1%	2.3%	7.8%	87.4%
Annualized Rent for occupied square feet (e)	$42,137	$36,243	$25,772	$21,954	$59,339	$753,682
Annualized Rent per occupied square foot (e)	$23.11	$25.42	$21.84	$25.72	$20.36	$22.95

Total Portfolio
Square Feet (c)	9,543,550	6,091,976	5,378,738	5,176,885	11,624,351	108,821,628
% Square Feet (d)	7.6%	4.9%	4.3%	4.1%	9.3%	86.7%
Annualized Rent for occupied square feet (e)	$304,311	$219,275	$189,342	$175,403	$348,127	$3,291,993
Annualized Rent per occupied square foot (e)	$31.89	$35.99	$35.20	$33.88	$29.95	$30.25

(a)	Based on the contractual termination date of the lease without regard to any early lease termination and/or renewal options.

(b)	Total square feet subject to month to month leases is approximately 1 million.

(c)	Total net rentable square feet represented by expiring leases.

(d)	Percentage of total net rentable square feet represented by expiring leases.

(e)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of September 30, 2004 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of September 30, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to September 30, 2004. Total rent concessions for leases in place as of September 30, 2004, for the period from October 1, 2004 to September 30, 2005 are approximately $36.6 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(f)	Management offices and building use square footage are included with $0 rent per square foot.

Equity Office Properties Trust
Total Office Portfolio Rent Expiration by Market 2004 to 2006
September 30, 2004

	Percentage of Total Office Portfolio Rent Expiring (a)
	Expiration Year
Market	2004	2005	2006	Total
Boston	0.19%	1.09%	0.90%	2.18%
San Francisco	0.20%	1.74%	1.13%	3.07%
San Jose	0.28%	1.24%	1.04%	2.55%
New York	0.06%	0.21%	0.38%	0.65%
Seattle	0.22%	0.83%	0.72%	1.76%
Los Angeles	0.09%	0.76%	1.04%	1.89%
Chicago	0.28%	1.02%	1.15%	2.46%
Washington D.C.	0.14%	0.52%	0.64%	1.30%
Atlanta	0.06%	0.43%	1.13%	1.62%
Orange County	0.16%	0.82%	0.68%	1.66%

(a)	Based on annualized rent as a percentage of total office rental revenues. Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0, the first monthly rent payment due, under existing leases as of September 30, 2004, multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of September 30, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to September 30, 2004. Total rent concessions for leases in place as of September 30, 2004, for the period from October 1, 2004 to September 30, 2005 are approximately $36.6 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Office Lease Distribution by Size
September 30, 2004

		Percentage of Office		Percentage of Office	Annualized Rent per
	Total Occupied	Portfolio Occupied	Annualized Rent (in	Portfolio Annualized	Occupied Square
Square Feet Under Lease	Square Feet (a)	Square Feet	thousands) (b)	Rent (b)	Foot (b)
2,500 or Less	5,042,110	4.7%	$135,378	4.1%	$26.85
2,501 - 5,000	8,084,614	7.5%	219,789	6.7%	27.19
5,001 - 7,500	6,563,552	6.1%	185,393	5.6%	28.25
7,501 - 10,000	5,394,456	5.0%	152,580	4.6%	28.28
10,001 - 20,000	15,457,990	14.3%	437,392	13.3%	28.30
20,001 - 40,000	17,710,270	16.4%	530,667	16.1%	29.96
40,001 - 60,000	10,620,154	9.8%	322,849	9.8%	30.40
60,001 - 100,000	11,180,812	10.4%	351,937	10.7%	31.48
100,001 or Greater	27,874,269	25.8%	956,007	29.0%	34.30

Total/Weighted Average	107,928,227	100.0%	$3,291,993	100.0%	$30.25

(a)	Reconciliation for total net rentable square feet for Office Properties is as follows:

	Square Footage	Percent of Total
Square footage occupied by tenants	107,928,227	86.0%
Square footage used for management offices and building use	893,401	0.7%

Total occupied square feet	108,821,628	86.7%
Leased and unoccupied square feet	2,162,111	1.7%
Unleased square feet	14,467,712	11.5%

Total rentable square feet	125,451,451	100.0%

(b)	Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of September 30, 2004 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of September 30, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to September 30, 2004. Total rent concessions for leases in place as of September 30, 2004, for the period from October 1, 2004 to September 30, 2005 are approximately $36.6 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Office Portfolio Distribution by Industry
September 30, 2004

				Percentage of Office
			Occupied Square	Portfolio Occupied
NAICS Code		Classification	Feet	Square Feet
541		Professional, Scientific and Technical Services	36,078,487	33.2%	(a)
521-525		Finance and Insurance	27,507,586	25.3%	(b)
511-514		Information	10,833,021	10.0%	(c)
311-339		Manufacturing	6,559,149	6.0%
921-928		Public Administration	4,057,287	3.7%
561-562		Administrative and Support and Waste Management and Remediation Services	3,295,967	3.0%
531-533		Real Estate, Rental and Leasing	2,806,594	2.6%
441-454		Retail Trade	1,954,878	1.8%
621-624		Health Care and Social Assistance	1,787,703	1.6%
811-824		Other Services (except Public Administration)	1,670,021	1.5%
211-213		Mining	1,557,638	1.4%
421-422		Wholesale Trade	1,531,859	1.4%
711-713		Arts, Entertainment and Recreation	1,381,025	1.3%
721-722		Accommodation and Food Services	1,254,198	1.2%
611		Educational Services	1,200,550	1.1%
233-235		Construction	1,070,300	1.0%
221		Utilities	662,408	0.6%
481-493		Transportation and Warehousing	123,089	0.1%
111-115		Agriculture, Forestry, Fishing and Hunting	115,122	0.1%
551		Management of Companies and Enterprises	84,066	0.1%
Other		Non-classified	3,290,680	3.0%

Total Occupied Square Feet			108,821,628	100.0%

(a) Professional, Scientific and Technical Services includes the following:
	5411	Legal Services	14,945,254	13.7%
	5412	Accounting, Tax Preparation, Bookkeeping and Payroll Services	3,577,800	3.3%
	5413	Architectural, Engineering, and Related Services	2,317,187	2.1%
	5415	Computer Systems Design and Related Services	5,192,584	4.8%
	5416	Management, Scientific and Technical Consulting Services (Marketing Consulting Services)	6,709,645	6.2%
		Other Professional, Scientific and Technical Services	3,336,017	3.1%

		Total Professional, Scientific and Technical Services	36,078,487	33.2%

(b) Finance and Insurance includes the following:
	523	Securities, Commodity Contracts and Other Financial Investments and Related Activities	8,576,307	7.9%
	524	Insurance Carriers and Related Activities	7,129,469	6.6%
	5221	Depository Credit Intermediation (Banks, S&Ls, Credit Unions)	6,690,032	6.1%
		Other Finance and Insurance	5,111,778	4.7%

		Total Finance and Insurance	27,507,586	25.3%

(c) Information includes the following:
	511	Publishing Industries	4,827,522	4.4%
	5133	Telecommunications	4,106,252	3.8%
		Other Information	1,899,247	1.7%

		Total Information	10,833,021	10.0%

Equity Office Properties Trust
Industrial Property Statistics by Region
September 30, 2004

				Annualized Rent for	Annualized Rent per
	Number of	Rentable Square		occupied square feet (in	Occupied Square Foot
Primary Market	Buildings	Feet	Percent Occupied (a)	thousands) (b)	(a)
Oakland-East Bay	8	890,453	85.8%	3,879	$5.08

(a)		Occupied	Leased	Vacant	Total
	Oakland-East Bay	85.8%	0.0%	14.2%	100.0%

(b)	Annualized rent is the monthly contractual rent as of the reporting date, or if the current rent payable is $0 then the first monthly rent payment due, under existing leases as of September 30, 2004 multiplied by 12 months (“Annualized Rent”). This amount reflects total base rent and estimated expense reimbursements from tenants as of September 30, 2004 without regard to any rent concessions and contractual increases or decreases in rent subsequent to September 30, 2004. There are no rent concessions for leases in place as of September 30, 2004, for the period from October 1, 2004 to September 30, 2005. Equity Office believes Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Forward-Looking Statements

Certain matters discussed in this release are forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain and increase occupancy; our ability to timely lease or re-lease space at anticipated net effective rents, calculated after giving effect to any required tenant improvement and leasing costs as well as rent concessions; the extent, duration and strength of any economic recovery; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms; the effect of any impairment charges associated with asset dispositions or market conditions; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2003 Form 10-K and Form 8-K filed with the SEC on March 22, 2004. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.